Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDED, RESTATED
AND CONSOLIDATED CREDIT AGREEMENT
AMENDMENT NO. 1 TO SECOND AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (this “Amendment”), dated as of June 29, 2020, relating to the Second Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among EPR PROPERTIES, a Maryland real estate investment trust (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, as administrative agent (the “Agent”), JPMORGAN CHASE BANK, N.A., RBC CAPITAL MARKETS, CITIBANK, N.A., BANK OF AMERICA, N.A., and BARCLAYS BANK PLC, as co-syndication agents, each of KEYBANC CAPITAL MARKETS, LLC, JPMORGAN CHASE BANK, N.A., RBC CAPITAL MARKETS, BOFA SECURITIES, INC., BARCLAYS BANK PLC, and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint book runners, CITIZENS BANK, NATIONAL ASSOCIATION, SUNTRUST BANK, and BANK OF THE WEST, as Documentation Agents, and the LENDERS from time to time party thereto (collectively, the “Lenders”).
RECITALS
WHEREAS, in connection with the COVID-19 outbreak, the Borrower has requested, and the Agent and the Lenders party hereto have agreed, to modify certain provisions of the Existing Credit Agreement; and
WHEREAS, pursuant to Section 12.6(b) of the Existing Credit Agreement, the Borrower, the Agent and the Lenders agree to amend the Existing Credit Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.2(c) of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Existing Credit Agreement as amended hereby. For clarity, unless otherwise expressly limited to the Covenant Relief Period (as defined below), each amendment set forth herein shall apply for the entire term of the Facilities.

SECTION 2.Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows (the Existing Credit Agreement, as so amended, the “First Amended Credit Agreement”):

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions, in each case in appropriate alphabetical order, as follows:

“Alternate Rate Loan” means a Loan bearing interest at a rate based on the Alternate Rate.
“Alternate Trigger Event" shall mean any of the following occurring at any time during the Covenant Relief Period: (a) the aggregate amount of unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries shall be less than the Unrestricted Cash Threshold Amount, (b) the Revolving Credit Exposure is greater than $750,000,000, or (c) two of the ratings for the Index Debt shall be less than BBB- by Fitch or S&P or less than Baa3 by Moody’s.
“AMC Pledged Property” means any Pledged Property leased or operated by AMC Entertainment Holdings, Inc. or any of its Subsidiaries.
“Amendment No. 1 Effective Date” means June 29, 2020.

“Approved Bonds Amendment” means the Second Amendment to Note Purchase Agreement, dated on or about the Amendment No. 1 Effective Date, among the Borrower and the holders of the Private Placement Bonds party thereto.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, (x) if at any time during the Covenant Relief Period, the Benchmark Replacement as so determined shall be less than fifty basis points (0.50%) per annum, such rate shall be deemed to be fifty basis points (0.50%) per annum for purposes of this Agreement, and (y) if at any time following the expiration of the Covenant Relief Period, the Benchmark Replacement as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Rate,” the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Relevant Governmental Body announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Covenant Relief Period” means the period of time beginning on the Amendment No. 1 Effective Date and ending, provided no Default or Event of Default shall then be in existence, on the earlier of (i) April 1, 2021 and (ii) the date on which the Borrower delivers a written notice to the Agent electing to terminate the Covenant Relief Period, together with a Compliance Certificate evidencing, to the Agent’s reasonable satisfaction, that the Borrower would have been in compliance with the financial covenants contained in Section 9.1, at the end of the most recently ended fiscal quarter, even if the Covenant Relief Period had not been in effect for such fiscal quarter.
“Covered Party” has the meaning given that term in Section 12.21.
“Early Opt-in Election” means the occurrence of:
(1)    (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)    (i) the election by the Agent or (ii) the election by the Required Lenders, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.
“Excess Unrestricted Cash” means, as of any date of calculation, the difference between (x) the aggregate amount of unrestricted cash and Cash Equivalents held by Borrower and its Subsidiaries in excess of $25,000,000, less (y) the aggregate principal amount of all Short-Term Unsecured Indebtedness; provided, however, that in no event shall Excess Unrestricted Cash be less than zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Material Credit Facility” has the meaning given to such term in Section 7.20.
“Most Favored Lender Notice” has the meaning given to such term in Section 7.20.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any Subsidiary in respect (i) of any sale or other disposition (including, without limitation, by way of a merger, reorganization, consolidation or other business combination any transaction or series of transactions which may have a similar effect) of any asset, in excess of $100,000,000.00 in the aggregate for all such transactions, (ii) any Indebtedness, or (iii) Equity Issuances (other than to the extent derived from Borrower’s dividend reinvestment programs), in each instance net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related asset; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in or related to any disposition, Equity Issuance or Indebtedness.
“Pledge Trigger Event" shall mean any of the following occurring at any time during the Covenant Relief Period: (a) the aggregate amount of unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries shall be less than the Unrestricted Cash Threshold Amount, (b) the Revolving Credit Exposure is greater than $750,000,000, or (c) the ratings for the Index Debt shall be both (1) less than BBB- by each of Fitch and S&P and (2) less than Baa3 by Moody’s.
“Pledged Properties” has the meaning given that term in Section 7.16(a).
“Private Placement Bonds” means the (a) 4.35% private placement notes due August 22, 2024 with a principal balance of $148,000,000, and (b) 4.56% private placement notes due August 22, 2026 with a principal balance of $192,000,000.
“QFC Credit Support” has the meaning given that term in Section 12.21.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.
“Required Value” means, from time to time, an amount equal to 150% of the aggregate of (i) Outstanding Amounts due under this Agreement and (ii) the outstanding principal balance of the Private Placement Bonds.
“Short-Term Unsecured Indebtedness” means Unsecured Indebtedness which matures on or prior to the two-year anniversary of the applicable date of calculation.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Supported QFC” has the meaning given that term in Section 12.21.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unrestricted Cash Threshold Amount” means $550,000,000, provided if the Revolving Credit Exposure hereunder at any time of calculation is less than $750,000,000, the Unrestricted Cash Threshold Amount shall be automatically reduced on a dollar-for-dollar basis by the difference between (x) $750,000,000 and (y) the Revolving Credit Exposure.
“U.S. Special Resolution Regimes” has the meaning given that term in Section 12.21.
(b)Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the defined term “Leverage Ratio” in its entirety.

(c)Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the defined terms listed below with the definitions set forth herein:

“Applicable Margin” means:
(a)    For any day during the Covenant Relief Period and until such time as an Applicable Margin is effective pursuant to clause (c) below, for the Revolving Credit Facility, with respect to any Base Rate Loan or LIBOR Loan, or with respect to the fee payable with respect to any Letter of Credit payable hereunder, or with respect to the facility fee payable pursuant to Section 3.6 hereof, as the case may be, the following applicable rates per annum:
(i)    initially during the Covenant Relief Period, the rates set forth in Category 1 below beneath the applicable caption,
(ii)    if, thereafter during the Covenant Relief Period, Moody's lowers the Company's rating for Index Debt to Baa3, the rates set forth in Category 2 below beneath the applicable caption,
(iii)    if, at any time during the Covenant Relief Period, (i) each of S&P and Fitch lowers the Company's rating for Index Debt to BB+ or lower, and Moody's lowers the Company's rating for Index Debt to Ba1 or lower, or (ii) each of Rating Agencies shall not have in effect a rating for the Index Debt, the rates set forth in Category 3 below beneath the applicable caption.

Category	S&P/Fitch Ratings (Covenant Relief Period):	Moody’s Ratings (Covenant Relief Period):	Base Rate Margin (Covenant Relief Period):	LIBOR Margin (Covenant Relief Period):	Facility Fee (Covenant Relief Period):
1	>=BBB	>=Baa2	37.5 bps	137.5 bps	37.5 bps
2	N/A	=Baa3	62.5 bps	162.5 bps	37.5 bps
3	<=BB+	<=Ba1	97.5 bps	197.5 bps	37.5 bps

(b)    For any day during the Covenant Relief Period and until such time as an Applicable Margin is effective pursuant to clause (d) below, for the Term Loan, with respect to any Base Rate Loan or LIBOR Loan, as the case may be, the following applicable rates per annum:
(i)    initially during the Covenant Relief Period, the rates set forth in Category 1 below beneath the applicable caption,
(ii)    if, thereafter during the Covenant Relief Period, Moody's lowers the Company's rating for Index Debt to Baa3, the rates set forth in Category 2 below beneath the applicable caption,
(iii)    if, at any time during the Covenant Relief Period, (i) each of S&P and Fitch lowers the Company's rating for Index Debt to BB+ or lower, and Moody's lowers the Company's rating for Index Debt to Ba1 or lower, or (ii) each of Rating Agencies shall not have in effect a rating for the Index Debt, the rates set forth in Category 3 below beneath the applicable caption.

Category	S&P/Fitch Ratings (Covenant Relief Period):	Moody’s Ratings (Covenant Relief Period):	Base Rate Margin (Covenant Relief Period):	LIBOR Margin (Covenant Relief Period):
1	>=BBB	>=Baa2	75.0 bps	175.0 bps
2	N/A	=Baa3	100.0 bps	200.0 bps
3	<=BB+	<=Ba1	135.0 bps	235.0 bps

(c)    Following the expiration of the Covenant Relief Period, and effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered in order to terminate the Covenant Relief Period, and thereafter pursuant to Section 8.1(c), for the Revolving Credit Facility, for any day, with respect to any Base Rate Loan or LIBOR Loan, or with respect to the fee payable with respect to any Letter of Credit payable hereunder, or with respect to the facility fee payable pursuant to Section 3.6 hereof, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Margin,” “LIBOR Margin” or “Facility Fee,” as the case may be, based upon the ratings by each Rating Agency on such date for the Index Debt:

Category	S&P/Fitch Ratings:	Moody’s Ratings:	Base Rate Margin	LIBOR Margin	Facility Fee
1	>=A-	>=A3	0.0 bps	82.5 bps	12.5 bps
2	=BBB+	=Baa1	0.0 bps	87.5 bps	15.0 bps
3	=BBB	=Baa2	10.0 bps	100.0 bps	20.0 bps
4	=BBB-	=Baa3	20.0 bps	120.0 bps	25.0 bps
5	<=BB+	<=Ba1	55.0 bps	155.0 bps	30.0 bps

(d)    Following the expiration of the Covenant Relief Period, and effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered in order to terminate the Covenant Relief Period, and thereafter pursuant to Section 8.1(c), for the Term Loan, for any day, with respect to any Base Rate Loan or LIBOR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Margin” or “LIBOR Margin”, as the case may be, based upon the ratings by each Rating Agency on such date for the Index Debt:

Category	S&P/Fitch Ratings:	Moody’s Ratings:	Base Rate Margin	LIBOR Margin
1	>=A-	>=A3	0.0 bps	90.0 bps
2	=BBB+	=Baa1	0.0 bps	95.0 bps
3	=BBB	=Baa2	10.0 bps	110.0 bps
4	=BBB-	=Baa3	35.0 bps	135.0 bps
5	<=BB+	<=Ba1	75.0 bps	175.0 bps

For purposes of clauses (c) and (d) above, (i) if a Rating Agency shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by the three Rating Agencies for the Index Debt fall within the same category, the Applicable Margin shall be that category, (iii) if the ratings established or deemed to have been established by the three Rating Agencies for the Index Debt do not fall within the same category, the Applicable Margin shall be determined based on (A) the highest of such ratings, if the next highest rating is only one level below that of the highest rating, or (B) the rating that is one level higher than the second highest rating, if the second highest rating is more than one level below that of the highest rating; and (iv) if the ratings established or deemed to have been established by a Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by such Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 8.1.(g) hereof or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of a Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Bonds” means, (a) the $275,000,000 original face amount 5.25% Senior Notes due 2023, (b) the $148,000,000 original face amount 4.35% notes due 2024, (c) the $300,000,000 original face amount 4.50% Senior Notes due 2025, (d) the $192,000,000 original face amount 4.56% notes due 2026, (e) the $450,000,000 original face amount 4.75% Senior Notes due 2026, (f) the $450,000,000 original face amount 4.50% Senior Notes due 2027, (g) the $400,000,000 original face amount 4.95% Senior Notes due 2028, and (h) the $500,000,000 original face amount 3.75% Senior Notes due 2029; together with any refinancings of such notes that may be incurred in accordance with the terms of this Agreement.
(d)The definition of “Canadian CDOR Rate” in Section 1.1 of the Existing Credit Agreement is hereby modified by replacing the last sentence of such definition in its entirety with the following:

“Notwithstanding the foregoing (x) if at any time during the Covenant Relief Period, the Canadian CDOR Rate shall be less than fifty basis points (0.50%) per annum, such rate shall be deemed to be fifty basis points (0.50%) per annum for purposes of this Agreement, and (y) if at any time following the expiration of the Covenant Relief Period, the Canadian CDOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(e)The definition of “EURIBOR Rate” in Section 1.1 of the Existing Credit Agreement is hereby modified by replacing the last sentence of such definition in its entirety with the following:

“Notwithstanding the foregoing (x) if at any time during the Covenant Relief Period, the EURIBOR Rate shall be less than fifty basis points (0.50%) per annum, such rate shall be deemed to be fifty basis points (0.50%) per annum for purposes of this Agreement, and (y) if at any time following the expiration of the Covenant

Relief Period, the EURIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(f)The definition of “Federal Funds Rate” in Section 1.1 of the Existing Credit Agreement is hereby modified by replacing clause (c) last sentence of such definition in its entirety with the following:

“(c) notwithstanding the foregoing (x) if at any time during the Covenant Relief Period, the Federal Funds Rate shall be less than fifty basis points (0.50%) per annum, such rate shall be deemed to be fifty basis points (0.50%) per annum for purposes of this Agreement, and (y) if at any time following the expiration of the Covenant Relief Period, the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(g)The definition of “LIBOR” in Section 1.1 of the Existing Credit Agreement is hereby modified by replacing the last sentence of such definition in its entirety with the following:

“Notwithstanding the foregoing (x) if at any time during the Covenant Relief Period, LIBOR shall be less than fifty basis points (0.50%) per annum, such rate shall be deemed to be fifty basis points (0.50%) per annum for purposes of this Agreement, and (y) if at any time following the expiration of the Covenant Relief Period, LIBOR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
(h)The definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement is hereby modified by deleting the same in its entirety and by replacing the same with the following:

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws if the imposition of such Lien could reasonably be expected to have a Material Adverse Effect) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged or are otherwise permitted under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws or in connection with performance of bids and trade contracts and leases where such Person is the tenant; (c) encumbrances on the Real Estate permitted under the applicable Lease or EPR Senior Property Loan Documents, or consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto which do not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders; (f) intercompany Liens among the Borrower and its Subsidiaries securing intercompany obligations among such Persons that have been subordinated to the Obligations on terms satisfactory to the Agent; (g) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 10.1(k); (h) customary Liens, including customary rights of setoff and Liens arising by operation of law, against deposits in favor of banks and other depository institutions arising in the ordinary course of business; (i) Liens of a collecting bank under Section 4-210 of the Uniform Commercial Code, or similar law, on items in the course of collection; (j) Liens in favor of the holders of the Private Placement Bonds on Equity Interests of Unencumbered Property Owner Subsidiaries that own Pledged Properties, provided that any such Liens arise under provisions comparable to Section 7.16(a) and any such Liens are pari passu with any Liens granted to the Lenders pursuant to Section 7.16(a) and are subject to the intercreditor agreement referred to in Section 7.16(a); and (k) Liens on assets other than (I) Unencumbered Property, and (II) any Equity Interests of an Unencumbered Property Owner Subsidiary or of any Unencumbered Property Equity Owner, provided that such Liens secure Indebtedness or other obligations that may be incurred or maintained without violating Section 9.1 or Section 9.3 or any other provision of this Agreement, including, without limitation, Liens in existence as of the Agreement Date and set forth in Schedule 6.1(f) and any renewals or refinancings thereof.

(i)The definition of “Unencumbered Property Net Operating Income or “Unencumbered Property NOI” is hereby amended by deleting the parenthetical beginning on line 4 thereof and replacing same with the following”

“(provided however that any amounts accrued shall only include those amounts not more than 45 days delinquent in arrears, provided further that any amounts payment of which are deferred pursuant to a deferral agreement entered into with the subject Tenant shall not be considered in arrears)”
(j)The definition of “Unsecured Indebtedness” in Section 1.1 of the Existing Credit Agreement is hereby modified deleting same in its entirety and replacing same with the following:

““Unsecured Indebtedness” means Indebtedness of the Borrower, on a Consolidated basis, which is not Secured Indebtedness; provided, however, that any Liens granted under Section 7.16 of this Agreement, or Liens granted in connection with the Private Placement Bonds pursuant to contractual provisions similar to such Section 7.16 or consistent with Section 7.20, shall not result in the Indebtedness under this Agreement, or the Private Placement Bonds being deemed Secured Indebtedness hereunder, with the Indebtedness under this Agreement and the Private Placement Bonds under such circumstances continuing to be deemed Unsecured Indebtedness for the purposes of this Agreement.”
(k)A new Section 1.5 is hereby inserted at the end of Article I as follows:

1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(l)Section 2.6 of the Existing Credit Agreement is hereby modified by inserting a new Section 2.6(b)(v) at the end thereof as follows:

“(v)    Notwithstanding anything to the contrary herein, during the Covenant Relief Period the Borrower shall promptly upon receipt (but no later than two (2) Business Days after such receipt) apply one hundred percent (100%) of the Borrower’s and its Subsidiaries’ Net Cash Proceeds ratably to (1) the Facility (as a prepayment of the Revolving Credit Loans and/or the Term Loans, as the Borrower may elect), on the one hand, and (2) the Private Placement Bonds, on the other hand; provided that, (a) amounts applied or to be applied to the Private Placement Bonds shall be subject to the terms and conditions set forth in the Approved Bonds Amendment (including any provisions therein that obligate the Borrower to offer to prepay the Private Placement Bonds, either with or without a make-whole or similar prepayment premium, and any provisions therein that give the holders of the Private Placement Bonds the right not to accept such offer to prepay), (b) any amounts not applied to prepay the Private Placement Bonds (including because a holder thereof refuses the Borrower's offer to prepay) shall instead be applied to prepay the Facility as a prepayment of the Revolving Credit Loans and/or the Term Loans, as the Borrower may elect, and (c) if the amount of Net Cash Proceeds from any particular disposition, incurrence of Indebtedness or Equity Issuance is less than $10,000,000.00 (after giving effect to the initial $100,000,000.00 exclusion for asset dispositions described in clause (i) of the definition of Net Cash Proceeds in Section 1.1 hereof), the Borrower shall not be obligated to apply such Net Cash Proceeds as provided in this clause (v) until such time as the aggregate amount of such Net Cash Proceeds equals or exceeds $10,000,000.00, with the entirety of such Net Cash Proceeds then being applied as set forth above (and with such $10,000,000.00 basket replenishing itself as and when any Net Cash Proceeds are subsequently generated from dispositions, Indebtedness incurrences and Equity Issuances).
(m)Article IV of the Existing Credit Agreement is hereby amended by inserting a new Section 4.9 at the end thereof as follows:

“Section 4.9    Effect of Benchmark Transition Event.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Agent (which shall be conclusive absent manifest error) or upon the written notice provided by the Required Lenders to the Agent that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement, by a written document executed by the Borrower and the Agent, subject to the requirements of this Section titled “Effect of Benchmark Transition Event.” Notwithstanding the requirements of Section 12.6 or anything else to the contrary herein or in any other Loan Document, any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Agent, the Borrower and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, and any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Agent, the Borrower and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event” and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto.
(d)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing, conversion to or continuation of a Loan of a particular Type to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to (x) Base Rate Loans in the case of LIBOR Loans or (y) Alternative Rate Loans in the case of Alternative Currency Loans. During any Benchmark Unavailability Period, the components of the Base Rate and Alternative Rate based upon LIBOR will not be used in any determination of the Base Rate or Alternative Rate, as applicable.”
(n)Section 6.1(l) of the Existing Credit Agreement is hereby modified by deleting the same in its entirety and replacing the same with the following:

(l)    No Material Adverse Change; Solvency. Since December 31, 2016, there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, provided, however, that, for purposes of this Section 6.1(l) and Section 5.2, (i) during the Covenant Relief Period only, the impact of the COVID-19 outbreak disclosed by the Borrower to the Lenders shall be disregarded, and (ii) after the Covenant Relief Period, the impact of the COVID-19 outbreak shall be considered a material adverse change, as described above, only if such material adverse change is still continuing at the time the representations and warranties in this Section 6.1(l) are given or deemed given. Each of the Loan Parties is Solvent.

(o)Section 6.1 of the Existing Credit Agreement is hereby amended by inserting a new clause (aa) at the end thereof as follows:

“(aa)    Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct as of the date thereof. Borrower agrees that in connection with any amendment to this Agreement that it will, at least five (5) days prior to the closing date of such amendment, deliver to each Lender that so requests, a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.”
(p)Section 7.15(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)    If, (x) after the Agreement Date, a Guaranty Trigger Event occurs with respect to any Subsidiary, then the Borrower shall cause such Subsidiary, or (y) after the Amendment No. 1 Effective Date and during the continuation of the Covenant Relief Period, an Alternate Trigger Event occurs, then the Borrower shall cause all Unencumbered Property Owner Subsidiaries to execute and deliver to the Agent, within 10 Business Days after the occurrence of such Guaranty Trigger Event or Alternate Trigger Event, as the case may be, (i) a joinder to the Subsidiary Guaranty in the form of Exhibit A attached to the form of Subsidiary Guaranty (or if the Subsidiary Guaranty is not then in effect, the Subsidiary Guaranty executed by such Subsidiary), and (ii) the organizational documents, certificates of good standing, resolutions and, if requested by the Agent, a legal opinion regarding such Subsidiary or Unencumbered Property Owner Subsidiaries (as applicable), all in form and substance reasonably satisfactory to the Agent and consistent with the corresponding items delivered by the Borrower under Section 5.1(a) of this Agreement. A "Guaranty Trigger Event" shall mean, with respect to any Subsidiary, such Subsidiary becomes obligated, in whole or in part, as a co-borrower or guarantor or the like with respect to any of the Bonds or any other unsecured Indebtedness of the Borrower for borrowed money. At the time any Subsidiary becomes a Subsidiary Guarantor, the Borrower shall be deemed to make to the Agent and the Lenders all of the representations and warranties (subject in all cases to all materiality qualifiers and other exceptions in such representations and warranties) contained in this Agreement and the other Loan Documents to the extent they apply to such Subsidiary Guarantor.”
(q)Section 7.16 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.16    Springing Equity Pledge.
(a) If, after the Amendment No. 1 Effective Date and during the continuation of the Covenant Relief Period, a Pledge Trigger Event occurs, then, in addition to Borrower’s obligations under Section 7.15(b), within five (5) Business Days of the occurrence of such Pledge Trigger Event, the Borrower will provide to the Lenders a proposed schedule of Unencumbered Properties with respect to which an equity interest pledge shall be granted to the Agent, as Collateral Agent on behalf of (x) the Lenders, to secure the Obligations, and (y) the holders of the Private Placement Bonds, to secure the obligations of the Borrower to such holders in connection with the Private Placement Bonds, which Unencumbered Properties will be representative (on a pro rata value basis) of the various asset classes owned by the Borrower, with the aggregate Unencumbered Asset Value of such Unencumbered Properties at least equal to the Required Value. The proposed schedule of Unencumbered Properties shall be subject to the approval of the Required Lenders in their reasonable discretion, together with any approval of the holders of the Private Placement Bonds required under the Approved Bonds Amendment. In the event the Required Lenders, in their reasonable discretion, do not approve such schedule, the Required

Lenders shall have the right to revise the schedule of Unencumbered Properties to reflect, in the reasonable determination of the Required Lenders, a fair representation (on a pro rata value basis) of the various asset classes owned by the Borrower, with the aggregate Unencumbered Asset Value of such revised schedule of Unencumbered Properties to be as close as practicable to (but not less than) the Required Value. Upon approval (or revision) by the Required Lenders (and, if applicable, upon any similar approval required under the Approved Bonds Amendment) of such list of Unencumbered Properties (such final list, the “Pledged Properties”), the Borrower shall cause each owner of Equity Interests of the Unencumbered Property Owner Subsidiaries that own such Pledged Properties to (i) execute and deliver to the Agent, as Collateral Agent for the benefit of the Lenders and the holders of the Private Placement Bonds, within ten (10) Business Days after the approval (or revision) of the Pledged Properties schedule, a pledge agreement in the form of Exhibit “A” annexed hereto (or joinder to any existing pledge agreement if already in effect pursuant to this Section 7.16) and appropriate certificates and powers or Uniform Commercial Code financing statements, pledging all ownership interests in each such Unencumbered Property Owner Subsidiary with respect to the Pledged Properties, in form and substance satisfactory to Agent, and (ii) the organizational documents, certificates of good standing, resolutions and, if requested by the Agent, a legal opinion regarding Borrower and such Subsidiaries, all in form and substance reasonably satisfactory to the Agent and consistent with the corresponding items delivered by the Borrower under Section 5.1(a) of this Agreement. Any such pledge shall also require, as determined by the Agent, delivery of an intercreditor agreement in the form of Exhibit “B” attached hereto establishing the ratable priority of the liens granted to the Agent with any liens held by any holder of the Bonds or other creditors that are granted a lien on such pledged collateral. Thereafter, if (i) the Required Value should increase as a result of an increase in the sum of (A) the Outstanding Amounts due under this Agreement and (B) the outstanding principal amount of the Private Placement Bonds, the above process shall be repeated as of the date of any such increase, or (ii) there is an increase or decrease in the aggregate Unencumbered Asset Value of the Pledged Properties as a result of a Lease Modification (as hereinafter defined), the above process shall be repeated as of the date of delivery of the financial statements next required to be delivered pursuant to Section 8.1(a) or Section 8.1(b) after the date of such Lease Modification, in each case with respect to the pledge of equity interests in respect of additional Unencumbered Properties (which shall then be deemed Pledged Properties) such that the aggregate Unencumbered Asset Value of all of the Pledged Properties shall be as close as practicable to (but not less than) the Required Value. For the purposes of this Section 7.16, the Unencumbered Asset Value of each Pledged Property shall mean (I) for any Pledged Property (other than any AMC Pledged Property) owned by the Borrower and its Subsidiaries on March 31, 2020, the Unencumbered Asset Value of such Pledged Property as of such date, (II) for an AMC Pledged Property owned by the Borrower and its Subsidiaries on March 31, 2020, 80% of the Unencumbered Asset Value of such AMC Pledged Property as of such date (except as otherwise provided in clause (IV) below), (III) for any Pledged Property (including any AMC Pledged Property) owned by the Borrower and its Subsidiaries and acquired after March 31, 2020, the cost of such Pledged Property determined in accordance with GAAP and (IV) for any Pledged Property (including any AMC Pledged Property) that has undergone a lease modification after March 31, 2020 where the rent has been permanently adjusted (a “Lease Modification”), the Unencumbered Asset Value of such Pledged Property determined after giving effect to the new rent charged (for purposes of this clause (IV), a termination of a lease or the vacating by the tenant of a Pledged Property shall be deemed to be a permanent adjustment of the rent to $0 until such time as such Pledged Property is re-leased, at which time such Pledged Property shall have an Unencumbered Asset Value based on the new lease); provided that, (x) for purposes of clauses (I) and (IV) immediately above, the capitalization rate used to value any Topgolf Real Estate shall be 8% rather than 7.5% (such 8% capitalization rate being the capitalization rate for Topgolf Real Estate under the Note Purchase Agreement for the Private Placement Bonds, as amended through the Approved Bonds Amendment), and (y) for the avoidance of doubt, a COVID-19 related deferral of rent or similar payments shall not constitute a Lease Modification.
(b) At such time as the Covenant Relief Period shall have been terminated or expired in accordance with the terms of this Agreement, provided any Subsidiary Guaranty described in Section 7.15(b) and any pledges described under Section 7.16(a) granted to any other creditor above have been or are simultaneously being released and terminated, the Agent shall similarly release each such Subsidiary Guaranty and the pledges delivered under Section 7.16(a) as result of the occurrence of an Alternate Trigger Event or Pledge Trigger Event.”
(r)Section 7.20 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 7.20 Most Favored Nations. If, during the continuation of the Covenant Relief Period, the Approved Bonds Amendment, or any future amendment or modification of any of the Private Placement Bonds (a “Material Credit Facility”), shall include any financial or other material covenant that is not contained in Section 9.1 or in this Agreement is more restrictive than the analogous provision contained in Section 9.1 or otherwise in this Agreement (any such covenant, together with any related definitions (including any components of such definitions) (including, without limitation, any term defined therein with reference to the application of GAAP, as identified in such applicable Material Credit Facility), an “Additional or More Restrictive Covenant”; provided that the different methodology in calculating the financial covenants under the Private Placement Bonds in effect prior to the execution of the Approved Bonds Amendment shall not constitute an Additional or More Restrictive Covenant), then the Borrower shall promptly, and in any event within 10 Business Days thereof, provide a written notice to the Agent (a “Most Favored Lender Notice”) with respect to each such Additional or More Restrictive Covenant. Thereupon, unless waived in writing by the Required Lenders within 10 days of the Agent’s receipt of such notice, such Additional or More Restrictive Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as of the earliest date when such Additional or More Restrictive Covenant became effective under such Material Credit Facility. Any Additional or More Restrictive Covenant incorporated into this Agreement pursuant to this provision, (1) shall be deemed automatically waived herein to reflect any waiver of such Additional or More Restrictive Covenant under the applicable Material Credit Facility, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Additional or More Restrictive Covenant under the applicable Material Credit Facility; and (3) shall be deemed deleted from this Agreement at such time as such Additional or More Restrictive Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to each Material Credit Facility; provided that in no event shall the effect of any event contemplated by clause (1), (2) or (3) above result in any covenant set forth in Section 9.1 being less restrictive than it was on Amendment No. 1 Effective Date; provided further in each case that any consideration paid or provided to any holder of Indebtedness under any Material Credit Facility in connection with an event contemplated by clause (1), (2) or (3) above (other than reimbursement of expenses and repayment in full of such Material Credit Facility in connection with its termination) is paid to each Lender at the same time and on equivalent terms; and provided further that no Additional or More Restrictive Covenant shall be so deemed automatically waived, amended or deleted during any time that a Default or Event of Default has occurred and is continuing. In determining whether a breach of any financial covenant incorporated by reference into this Agreement pursuant to this Section 7.20 shall constitute an Event of Default, the period of grace, if any, applicable to such Additional or More Restrictive Covenant in the applicable Material Credit Facility shall apply.
(s)Article VII of the Existing Credit Agreement is hereby modified by inserting a new Section 7.22 at the end thereof as follows:

“Section 7.22    Beneficial Ownership. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.”
(t)Section 9.1 of the Existing Credit Agreement is hereby modified as follows:

(i)Section 9.1(a) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a)    Minimum Liquidity. During the Covenant Relief Period, calculated on a Consolidated basis with respect to the Borrower, the sum of (i) unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries (with the Borrower directly or through the applicable Subsidiary having full access thereto), and (ii) undrawn availability under this Agreement (to the extent available to be drawn at the date of determination in accordance with this Agreement), shall be greater than or equal to $250,000,000.”
(ii)     Section 9.1(f) of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(f)    Maximum Unsecured Debt to Unencumbered Asset Value. Calculated on a Consolidated basis with respect to the Borrower, the ratio of Unsecured Indebtedness of the Borrower to Unencumbered Asset Value shall not exceed 60%. Notwithstanding the foregoing, (x) for four consecutive quarters following a Material Acquisition, the ratio of Unsecured Indebtedness of the Borrower to Unencumbered Asset Value shall not exceed 65% and (y) for all purposes under this Section 9.1(f), (1) the amount of Short-Term Unsecured Indebtedness included in the calculation of Unsecured Indebtedness shall be reduced by the aggregate amount of unrestricted cash and Cash Equivalents held by Borrower on a Consolidated basis (with the Borrower directly or through the applicable Subsidiary having full access thereto) in excess of $25,000,000, and (2) Unencumbered Asset Value shall be increased by the amount of Excess Unrestricted Cash as of the applicable date of calculation."
(iii) The following new clause (i) is hereby inserted at the end of said Section 9.1:
“(i) Notwithstanding the foregoing, (x) during the Covenant Relief Period, Borrower shall have no obligation to satisfy any of the covenants set forth in Section 9.1(b) (Total Debt to Total Asset Value) or Section 9.1(f) (Maximum Unsecured Debt to Unencumbered Asset Value), and no payment will be required under Section 2.6(b)(i)(B) as result of the Borrower’s non-compliance with Section 9.1(f), and (y) during the period commencing on the Amendment No. 1 Effective Date and ending on the earliest to occur of (1) October 1, 2020 and (2) the earlier expiration of the Covenant Relief Period, Borrower shall have no obligation to satisfy the covenants set forth in Section 9.1(g) (Minimum Unsecured Interest Coverage Ratio) (and no payment will be required under Section 2.6(b)(i)(B) as result of the Borrower’s non-compliance with Section 9.1(g)), and Section 9.1(h) (Minimum Fixed Charge Coverage Ratio), provided Borrower shall continue to deliver to the Agent duly completed Compliance Certificates, for informational purposes only, as and when required under Section 8.1(c) certifying as to the Borrower’s calculations of the financial tests set forth in this Section 9.1, notwithstanding that covenants referenced in the foregoing clauses (x) and (y) of this sentence are not required to be satisfied during the periods specified therein. Immediately following the expiration of applicable waiver period described in either preceding clauses (x) and/or (y), respectively and as applicable, each financial covenant contained in this Section 9.1 shall be in full force and effect, in each case, without giving effect to the terms of this clause (i).”
(u)Section 9.4 of the Existing Credit Agreement is hereby modified by inserting the following at the end thereof:

“Notwithstanding anything to the contrary herein, during the Covenant Relief Period, Borrower and its Subsidiaries shall not repurchase any common stock of the Borrower, other than pursuant to the Borrower's 2007 and 2016 equity incentive plans in amounts generally consistent with past practice.”
(v)A new Section 9.12 is hereby added to the Existing Credit Agreement as follows:

“Section 9.12.    Covenant Relief Period. Notwithstanding anything to the contrary contained herein, so long as the Covenant Relief Period is continuing:
(a)    (i) The Borrower shall not, and shall not permit any Subsidiary to, (A) make any Investments pursuant to Sections 9.4(m) or (p), or (B) make any Investments described under Section 9.4(n) in any new Subsidiary to facilitate any Investment under Sections 9.4(m) or (p), and (ii) the Borrower shall not incur any

Indebtedness under Section 9.3(b) which constitutes a guaranty (other than a “bad boy” guaranty permitted under clause (d) of Section 9.3 (b)) incurred in connection with any Indebtedness of a Subsidiary, except for any such Investments and/or Indebtedness under the foregoing clauses (i) and (ii), respectively, which (A) in the aggregate, does not exceed (x) $75,000,000 during the period commencing on the Amendment No. 1 Effective Date and ending on December 31, 2020, and (y) $50,000,000 during the calendar quarter commencing on January 1, 2021, or (B) constitute non cash acquisitions made in exchange for forgiveness of deferred rent or payments under EPR Senior Property Loans;
(b)    the Borrower shall not make any Distributions (i) on account of any common stock in the Borrower, other than the minimum Distributions required under the Internal Revenue Code to maintain the REIT Status of the Borrower, as evidenced by a certification of the chief financial officer of the Borrower or its Vice President - Finance containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent, (ii) to avoid incurring any corporate income or excise taxes, or (iii) in excess of $6,100,000.00 in the aggregate in any calendar quarter on account of any preferred stock in the Borrower issued prior to the Amendment No. 1 Effective Date;

(c)    the Borrower shall not, and shall not permit any Subsidiary to, make any capital expenditures with respect to any Real Estate except for: (i) discretionary capital expenditures which do not to exceed (x) $125,000,000 in the aggregate during the period commencing on the Amendment No. 1 Effective Date and ending on December 31, 2020, and (y) $50,000,000 during the calendar quarter commencing on January 1, 2021, and (ii) capital expenditures incurred in connection with any emergency repairs posing an imminent threat to life safety or property damage;

(d)     the Borrower shall not, and shall not permit any Subsidiary to, voluntarily prepay any outstanding Private Placement Bond; and

(e)     in addition to all financial reporting required under this Agreement, the Borrower shall submit, as soon as practicable, but in any event not later than fifteen (15) days after (i) the end of each January, February, April, May, July, August, October and November (beginning with the month of July 2020), an unaudited income statement for such month, and (ii) the end of each calendar month (beginning with the month of July 2020), a statement of the Borrower’s Consolidated unrestricted cash and Cash Equivalents for such month.

(w)Article XII of the Existing Credit Agreement is hereby modified by inserting a new Section 12.21 the end thereof as follows:

“Section 12.21 ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 12.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
SECTION 3.Conditions Precedent. This Agreement shall become effective as of the first date (the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied or waived in writing by the Agent:

(i)Representations and Warranties. The representations and warranties of the Borrower contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained Section 6.1(k) of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to such Section.

(ii)No Default. Neither a Default nor Event of Default shall exist, or would result from, the effectiveness of this Agreement.

(iii)This Agreement. The Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Required Lenders, and the Agent.

(iv)Officer’s Certificates The Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Amendment No. 1 Effective Date, in form and substance satisfactory to the Agent, stating that (A) the conditions precedent specified herein with respect to the Borrower have been satisfied, (B) no Default or Event of Default exists, (C) attaching copies of the organization documents of the Borrower, (D) all material governmental, shareholder and third party consents and approvals, if any, with respect to this Agreement and any other instruments or documents executed and delivered in connection with this Agreement and the transactions contemplated thereby have been obtained (and attaching copies thereof), and (E) that no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Borrower or any transaction contemplated by the Loan Documents executed and delivered in connection with this Agreement, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

(v)Opinions. The Agent shall have received an opinion of legal counsel to the Borrower, in form and content satisfactory to the Agent to the effect that: (i) the Borrower is validly existing and in good standing in its state of formation and has all requisite power and authority to enter into this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by the Borrower; (iii) the transactions described in this Agreement will not constitute a default or breach under the terms of any material agreement or instrument listed by Borrower as an exhibit to its quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended March 31, 2020; and (iv) such other matters, incident to the transactions contemplated hereby, as the Agent may reasonably request.

(vi)Fees and Expenses. The Borrower shall have paid all fees required in connection with the closing of the Existing Credit Agreement and this Amendment and all costs and expenses (including attorneys’ costs and fees) incurred by the Agent in documenting or implementing same.

(vii)Closing Fee. The Borrower shall have paid to each Lender executing this Amendment as of the Amendment No. 1 Effective Date a closing fee in an amount equal to such Lender’s aggregate Commitment multiplied by ten basis points (0.10%).

(viii)Approved Bonds Amendment. The Borrower shall have delivered and executed copy of the Approved Bonds Amendment, which Approved Bonds Amendment shall become effective either prior to or simultaneously with this Amendment.

(ix)Other Deliverables. The Borrower shall have provided to the Agent, and the Agent shall have approved, all other materials, documents and submissions requested by the Agent in connection with the transactions contemplated by this Agreement.

SECTION 4.Litigation; Jurisdiction; Other Matters; Waivers.

(i)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(ii)WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AMENDMENT OR THE EXISTING CREDIT AGREEMENT (AS AMENDED HEREBY), THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(iii)SUBMISSION TO JURISDICTION; WAIVER OF VENUE. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT, THE EXISTING

CREDIT AGREEMENT (AS AMENDED HEREBY), THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

SECTION 5.Credit Agreement Governs; Ratification. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver or novation of or otherwise affect the rights and remedies of any Lender or the Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 6.Counterparts. This Agreement, which constitutes a Loan Document, may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7.Severability. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.
“BORROWER”

EPR PROPERTIES

By:    /s/ Mark A. Peterson
Name:    Mark A. Peterson
Title:    Executive Vice President

[Signatures Continue on Following Page]

“AGENT AND LENDERS”

KEYBANK NATIONAL ASSOCIATION,
in its capacity as Lender and as Agent

By:    /s/ Darin Mainquist
Name:    Darin Mainquist
Title:    Assistant Vice President

[Signatures Continue on Following Page]

JPMORGAN CHASE BANK, N.A.,
in its capacity as Lender

By:    /s/ Lance Buxkemper
Name:    Lance Buxkemper
Title:    Executive Director

[Signatures Continue on Following Page]

ROYAL BANK OF CANADA,
in its capacity as Lender

By:    /s/ Brian Gross
Name:    Brian Gross
Title:    Authorized Signatory

[Signatures Continue on Following Page]

BANK OF AMERICA, N.A.,
in its capacity as Lender

By:    /s/ Kyle Pearson
Name:    Kyle Pearson
Title:    Vice President

[Signatures Continue on Following Page]

CITIBANK, N.A.,
in its capacity as Lender

By:    /s/ Tina Lin
Name:    Tina Lin
Title:    Vice President

[Signatures Continue on Following Page]

BARCLAYS BANK PLC,
in its capacity as Lender

By:    /s/ Craig Malloy
Name:    Craig Malloy
Title:    Director

[Signatures Continue on Following Page]

UMB Bank N.A.,
in its capacity as Lender

By:    /s/ Will Fox
Name:    Will Fox
Title:    Senior Vice President

[Signatures Continue on Following Page]

BANK OF THE WEST, A CALIFORNIA BANKING CORPORATION,
in its capacity as Lender

By:    /s/ Stephanie Beggs
Name:    Stephanie Beggs
Title:    Vice President

[Signatures Continue on Following Page]

MEGA INTERNATIONAL COMMERCIAL BANK, CO., LTD.,
SILICON VALLEY BRANCH,
in its capacity as Lender

By:    /s/ Szu Yao Huang
Name:    Szu Yao Huang
Title:    VP & General Manager

[Signatures Continue on Following Page]

Bank of Blue Valley,
in its capacity as Lender

By:    /s/ Douglas P. Gaumer
Name:    Douglas P. Gaumer
Title:    Commercial Banker Senior, SVP

[Signatures Continue on Following Page]

BOKF NA,
in its capacity as Lender

By:    /s/ Charles Hunter
Name:    Charles Hunter
Title:    SVP

[Signatures Continue on Following Page]

STIFEL BANK & TRUST,
in its capacity as Lender

By:    /s/ Joseph L. Sooter, Jr.
Name:    Joseph L. Sooter, Jr.
Title:    Senior Vice President

[Signatures Continue on Following Page]

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Lender

By:    /s/ Michael A. Raarup
Name:    Michael A. Raarup
Title:    Senior Vice President

[Signatures Continue on Following Page]

CITIZENS BANK, NATIONAL ASSOCIATION,
in its capacity as Lender

By:    /s/ Frank Kaplan
Name:    Frank Kaplan
Title:    Vice President

[Signatures Continue on Following Page]

TRUIST BANK (as successor by merger to SunTrust Bank),
in its capacity as Lender

By:    /s/ Tesha Winslow
Name:    Tesha Winslow
Title:    Director

[Signatures Continue on Following Page]

E.SUN COMMERCIAL BANK LIMITED, LOS ANGELES BRANCH,
in its capacity as Lender

By:    /s/ Mandy Yeh
Name:    Mandy Yeh
Title:    VP & General Manager

[Signatures Continue on Following Page]

RAYMOND JAMES BANK, N.A.,
in its capacity as Lender

By:    /s/ Mark Specht
Name:    Mark Specht
Title:    Vice President

EXHIBIT A

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, ARE SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT DESCRIBED BELOW. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS PLEDGE AND SECURITY AGREEMENT AND THE TERMS OF THE INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, THE TERMS OF THE INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT SHALL CONTROL
PLEDGE AND SECURITY AGREEMENT
[________ __], 202_
This PLEDGE AND SECURITY AGREEMENT (this “Pledge and Security Agreement” or “Agreement”) is entered into by and among EPR Properties, a Maryland real estate investment trust (the “Borrower”), and each of the undersigned entities listed on Schedule I hereof (together with any other Additional Pledgors that become party hereto pursuant to Section 16(k), each a “Pledgor”, and collectively, the “Pledgors”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, having a place of business at 225 Franklin Street, Boston, Massachusetts 02110, as collateral agent on behalf of the Secured Parties (“Collateral Agent”).
RECITALS:
A.    Pursuant to that certain Credit Agreement dated September 27, 2017, as amended by that certain Amendment No. 1 to the Second Amended, Restated and Consolidated Credit Agreement dated June __, 2020 (as further amended, restated, renewed, replaced, supplemented, or otherwise modified from time to time, the “Credit Agreement”) entered into by and among the Borrower, with certain of the Borrower’s Subsidiaries becoming guarantors, KeyBank National Association as administrative agent (in such capacity, the “Bank Agent”), and the financial institutions who are or hereafter become parties to such Credit Agreement as “Lenders” (the “Banks”), the Bank Agent and the Banks agreed to make certain loans and other financial accommodations (collectively, the “Loan” or “Loans”) to the Borrower, upon the terms and subject to the conditions set forth therein.
B.    Pursuant to that certain Note Purchase Agreement dated as of August 1, 2016 (as amended by the First Amendment dated as of September 27, 2017, and that certain Second Amendment dated as of June __, 2020, the “Original Note Purchase Agreement”) entered into by the Borrower with each of the Purchasers listed in the Purchaser Schedule thereto, the Borrower has issued and has outstanding $340,000,000 aggregate principal amount of its Guaranteed Senior Notes, consisting of (a) $148,000,000 aggregate principal amount of its 4.35% Series A Guaranteed Senior Notes due August 22, 2024 and (b) $192,000,000 aggregate principal amount of its 4.56% Series B Guaranteed Senior Notes due August 22, 2026 (collectively, the “Notes”)
C.    Pursuant to the Credit Agreement and the Note Purchase Agreement, Pledgors have agreed to pledge certain equity interests and related rights to the Collateral Agent, for the benefit of the Secured Parties, to secure all of the Borrower’s obligations under the Credit Agreement, the Note Purchase Agreement and the Notes.
D.    Pursuant to that certain Intercreditor and Collateral Agency Agreement dated _________, 20__ (the “Intercreditor Agreement”) entered into among the Collateral Agent, the Bank Agent and the holders of the Notes, the Bank Agent, on behalf of the Banks, and the holders of the Notes agreed that the Collateral Agent would hold the Collateral granted under this Agreement for the ratable benefit of the Secured Parties and otherwise made the agreements set forth in the Intercreditor Agreement. Capitalized terms used herein and not otherwise defined herein, but defined in the Intercreditor Agreement, shall have the respective meanings set forth in the Intercreditor Agreement.
NOW, THEREFORE, in consideration of the foregoing, the Pledgors hereby agree with the Collateral Agent as follows:

1.
Grant of Pledge. As security for the punctual payment and performance in full when due of the Senior Indebtedness, each Pledgor does hereby grant to the Collateral Agent, for the ratable benefit of the Secured Parties, and pledge a continuing lien on, and security interest in, all of its right, title, and interest in and to the Collateral.

2.
Defined Terms. Unless otherwise defined herein or in the Credit Agreement as in effect on the date hereof or the Intercreditor Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. The following terms shall have the following meanings:

(a)    Capital Stock. The term “Capital Stock” shall mean and include, collectively, all shares of capital stock (whether denominated as common or preferred stock), partnership, limited liability company, or membership interests, joint venture interests or other ownership interests in or equivalents of or in a Person (other than an individual), whether voting or non-voting.
(b)    CFC. The term “CFC” shall mean a Person that is a controlled foreign corporation under Section 957 of the Code.
(c)    Collateral. The term “Collateral” shall mean and include, collectively, all Pledged Interests owned by each Pledgor, together with (i) all interests, certificates (if any), options or rights of any nature whatsoever which may be issued or granted to or in respect of such Pledged Interests, (ii) all Distributions in respect thereof; (iii) all books, records, electronically stored data and information relating to such Pledged Interests and all rights of access to such books, records, and information; (iv) all additions to the Pledged Interests, all substitutions therefor and all replacements thereof; (v) all Voting Rights related thereto; (vi) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of relating to the foregoing; and (vii) all cash or non-cash Proceeds of any of the foregoing.
(d)    Issuer. The term “Issuer” shall have the meaning given to such term in the definition of “Pledged Interests” below.
(e)    Loan Agreements. The term “Loan Agreements” shall mean, individually and collectively, as the context so requires, the Credit Agreement and the Loan Documents (as defined therein) and the Note Purchase Agreement, the Notes and all instruments and other documents related thereto.
(f)    Permitted Liens. The term “Permitted Liens” shall mean Liens permitted under both clause (a) of the definition of Permitted Liens in the Credit Agreement and clause (a) of the definition of Permitted Liens in the Note Purchase Agreement.
(g)    Pledged Collateral Agreement. The term “Pledged Collateral Agreement” shall have the meaning given to such term in Section 4(c)(ii) below.
(h)    Pledged Interests. The term “Pledged Interests” shall mean and include, collectively, all Equity Interests owned by each Pledgor in any Subsidiary thereof which such Pledgor is required to pledge pursuant to the Loan Agreements (including, without limitation, each Subsidiary described in Schedule II hereof) (each, individually, an “Issuer” and, collectively, the “Issuers”), whether now existing or hereafter acquired or formed, as more particularly described in Schedule II hereof (including as such Schedule II may be supplemented from time to time by virtue of any Joinder Agreement or other supplement or amendment to this Agreement), and all Equity Interests in any successor corporation or interests or certificates of any successor limited liability company, partnership or other entity owned by each Pledgor formed by or resulting from any consolidation or merger in which any such Subsidiary thereof is not the surviving entity; provided, however, that to the extent applicable, Pledged Interests shall not include Equity Interests possessing more than 65% of the voting power or control of all classes of interests entitled to vote of any CFC to the extent such pledge would result in a material adverse tax consequence to such Pledgor.

(i)    Secured Parties. The term “Secured Parties” shall mean and include, collectively, the Collateral Agent, the Bank Agent, each Senior Lender and each Noteholder.
(j)    UCC. The term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
(k)    Voting Rights. The term “Voting Rights” shall mean all rights and interests under each of the operating agreements of each Issuer and each shareholders agreement, voting trust, proxy agreement, or similar agreement in respect of the Pledged Interests, including all management rights and rights to vote and give approvals, consents, decisions and directions and exercise any other control or similar right with respect to the Pledged Interests.

3.	Warranties and Representations. Each Pledgor warrants and represents to, and agrees with, Collateral Agent that:
(a)    Pledged Interests.
(i)    Schedule II attached hereto (as the same may be amended from time to time) correctly sets forth the percentage of the issued and outstanding shares of each class of the Capital Stock of any Issuer owned by each Pledgor;
(ii)    The Pledged Interests pledged by such Pledgor constitute all of the issued and outstanding shares of Capital Stock of each Issuer owned by such Pledgor, except to the extent provided in the definition of “Pledged Interests”, and such Pledgor owns no securities convertible into or exchangeable for any shares of Capital Stock of any such Issuer that do not constitute Pledged Interests hereunder;
(iii)    Such Pledgor is and shall be the sole owner of, and has and shall have good and valid title to, its respective Pledged Interests as identified on Schedule II attached hereto (as the same may be amended from time to time), free and clear of all Liens, security interests and other encumbrances of every nature whatsoever, except (x) in favor of the Collateral Agent, for the benefit of the Secured Parties, and (y) Permitted Liens, and the Pledged Interests have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Agreement);
(iv)    All of the Pledged Interests held by such Pledgor have been duly and validly issued, and, if applicable, are fully paid and non-assessable, subject in the case of Pledged Interests constituting partnership interests or limited liability company interests or membership interests to future assessments required under applicable law and any applicable partnership or operating agreement;
(v)    With respect to any Pledged Interests of such Pledgor in an Issuer that is a limited liability company or partnership, (i) such Pledgor is a duly constituted member or partner of such Issuer pursuant to the limited liability company or partnership agreement of such Issuer, and (ii) such Pledged Interests are not credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC);
(vi)    True and complete copies of the organizational documents of each Issuer and any shareholders agreement, voting trust, proxy agreement, or similar agreement related thereto have been delivered by the Pledgors to Collateral Agent, and the same have not been further amended or modified in any respect whatsoever;
(vii)    With respect to any Pledged Interests of such Pledgor in an Issuer that is a corporation, such Pledged Interests (i) are “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the UCC, (ii) are “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) and (iii) are not credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC);

(viii)    With respect to any Pledged Interests of such Pledgor in an Issuer that is a corporation, such Pledged Interests are certificated; and 1
(ix)    With respect to any Pledged Interests of such Pledgor in an Issuer that is a limited liability company or a limited partnership, the operating agreement or partnership agreement of such Issuer, as applicable, and, if such is the case, each certificate, if any, evidencing such Pledged Interests, state that such Pledged Interests are “securities” as such term is defined in Article 8 of the UCC as in effect in the Issuer’s state of organization. 2
(b)    Perfection.
(i)    No Pledged Interests are evidenced or represented by certificates except to the extent set forth on Schedule II attached hereto (as the same may be amended from time to time) and all such original certificates, if any, have been delivered to the Collateral Agent accompanied by instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Collateral Agent;
(ii)    No Pledged Interest consisting of partnership or limited liability company interests that is not evidenced or represented by a certificate constitutes a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the Issuer of such Pledged Interests (except if and as otherwise noted in Schedule II, including any supplements or amendments thereto) and, except as has been obtained, the applicable organizational documents with respect to such Pledged Interest do not require the consent of the other shareholders, members, partners or other Persons to permit the Collateral Agent or its designees to be substituted for the applicable Pledgor as a shareholder, member, partner or other equity owner, as applicable, thereto;
(iii)    None of the Pledged Interests are dealt in or traded on securities exchanges or in securities markets, and none of the Pledged Interests by its terms expressly provides that it is an investment company security, and none of the Pledged Interests is held in a securities account (as defined in Section 8-501 of the UCC);
(iv)    The security interests granted to the Collateral Agent pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule III attached hereto (as the same may be amended from time to time) (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent completed and duly executed (if applicable)) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Senior Indebtedness, enforceable in accordance with the terms hereof against any creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor (except as enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)), and (ii) are prior to all other Liens on the Collateral (except Permitted Liens having priority by operation of law);
(v)    No Person other than the Collateral Agent has “control” (as defined in the UCC) or possession of all or any part of the Collateral except as permitted by the Loan Agreements;
(vi)    To the extent issued, the original certificates representing 100% of the Pledged Interests have been delivered to the Collateral Agent accompanied by instruments of transfer or assignment duly executed in blank by the Pledgor; and
___________________________
1 If the Pledged Interests are not certificated at the time of the pledge and the Collateral Agent does not require that they become certificated, clause (viii) may be modified accordingly
2 Include clause (ix) only if the Pledged Interests constitute “securities” within the meaning of the Uniform Commercial Code of the Issuer's state of organization; modify as needed if securities are uncertificated

(vii)    There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder (except for any such existing agreement containing transfer or similar restrictions, which restrictions have been waived to the Collateral Agent’s satisfaction).
(c)    Authority; Enforceability.
(i)    Such Pledgor has the full right, power and authority to pledge its respective Collateral and to grant the security interest in the Collateral as herein provided;
(ii)    There are no restrictions on the transfer of any Collateral owned by such Pledgor to Collateral Agent hereunder or with respect to any subsequent transfer thereof or realization thereupon by Collateral Agent (except for any such restrictions that have been waived to the Collateral Agent’s satisfaction), and each Pledgor hereby waives any restrictions under any Pledged Collateral Agreement or applicable Law or otherwise (other than under any applicable securities laws) which otherwise might apply to the exercise by the Collateral Agent of the rights and remedies provided in this Agreement so as to permit (i) such Pledgor to enter into and perform such Pledgor’s obligations under this Agreement and (ii) the Collateral Agent’s exercise of the Collateral Agent’s rights and remedies set forth hereunder;
(iii)    This Agreement constitutes the legal, valid and binding obligation of such Pledgor in accordance with the terms hereof and has been duly authorized, executed and delivered, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity;
(iv)    The execution and delivery of this Agreement will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Pledgor is subject or any judgment, order, writ, injunction, license or permit applicable to such Pledgor or any indenture, mortgage, deed of trust, or other material agreement or instrument to which such Pledgor is a party or by which such Pledgor may be bound, or to which such Pledgor may be subject; and
(v)    There is no material litigation or administrative proceeding now pending, or to the best of its knowledge threatened in writing, against such Pledgor which could reasonably be expected to materially impair the ability of such Pledgor to pay or perform such Pledgor’s obligations hereunder or the exercise by the Collateral Agent of its rights and remedies hereunder.

4.	Pledgor’s Agreements. Each Pledgor agrees so long as the Senior Indebtedness remains outstanding that:
(a)    Delivery of certificates; Perfection.
(i)    Upon obtaining any additional Pledged Interests, any Capital Stock, any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of such Capital Stock of any Issuer, or any other property whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Interests, or otherwise in respect thereof, such Pledgor shall, in each case, accept the same in trust for the benefit of the Collateral Agent and promptly deliver to the Collateral Agent a supplement to this Agreement in the form of Exhibit C attached hereto (or such other form acceptable reasonably to the Collateral Agent) duly executed by such Pledgor, and take the actions required by this subsection (a) in respect of the additional Pledged Interests which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Interests. Each Pledgor hereby authorizes the Collateral Agent to attach each such pledge amendment to this Agreement and agrees that all Pledged Interests listed on any such supplement delivered to the Collateral Agent by any Pledgor shall for all purposes hereunder be considered Collateral;
(ii)    Any sums paid upon or in respect of the Pledged Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Senior Indebtedness, and in case any distribution of capital shall be made on or in respect of such Pledged Interests or any property shall be distributed upon or with respect to such Pledged Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent or as permitted under the Loan Agreements, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Senior Indebtedness. If any sums of money or property so paid or distributed in respect of any Pledged Interests shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, unless otherwise subject to a perfected security interest in favor of the Collateral Agent or as permitted under the Loan Agreements, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Pledgor, as additional collateral security for the Senior Indebtedness;
(iii)    Such Pledgor shall, promptly after the receipt thereof by or on behalf of a Pledgor, deliver to the Collateral Agent all certificates and instruments constituting or representing Pledged Interests. Prior to delivery to the Collateral Agent, all such certificates constituting or representing Pledged Interests shall be held in trust by such Pledgor separate from the property of such Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates constituting or representing Pledged Interests shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to the Collateral Agent;
(iv)    If any of the Pledged Interests are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable Law and upon the request of the Collateral Agent, cause such pledge to be recorded on the equity holder register or the books of the issuer, cause the issuer thereof to execute an Acknowledgment and Consent in the form of Exhibit A attached hereto, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge, and give the Collateral Agent the right to transfer such Pledged Interests under the terms hereof; provided that the Collateral Agent shall not exercise such transfer right unless an Event of Default exists; and
(v)    Such Pledgor shall cause any Pledged Interest that is issued by an Issuer that is a corporation and that is represented by a certificate to continue to be represented by a certificate (or, if such Pledged Interest is not represented by a certificate, to be represented by a certificate if so requested by the Collateral Agent) and such Pledgor shall take the actions required by Section 4(a)(iii) above with respect to such Pledged Interests and certificates.
(vi)    Such Pledgor shall not permit any Pledged Interests issued by an Issuer that is not a corporation to be (1) credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC), (2) dealt in or traded on securities exchanges or securities markets, (3) “investment company securities” within the meaning of Section 8-103 of the UCC, or (4) otherwise treated as a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the Issuer of such Pledged Interests unless, the applicable Pledgor shall have given not less than ten (10) Business Day’s prior written notice to the Collateral Agent of such event and, concurrently with such event, the applicable Pledgor shall (A) in the case of (1) above, cause such securities account to be maintained with a securities intermediary that is reasonably acceptable to the Collateral Agent and deliver a control agreement with respect to such securities account in form and substance satisfactory to the Collateral Agent, and (B) in any other case of (2) - (4) above, (x) cause the organizational documents of such Issuer to be amended to provide that such Pledged Interest will be a “security” as defined in and governed by

Article 8 of the Uniform Commercial Code, (y) if requested by the Collateral Agent, cause the applicable Issuer to issue certificates evidencing such Pledged Interests, and (z) satisfy the requirements of Section 4(a)(iii) above with respect to such Pledged Interests and certificates.
(b)    Maintenance of Collateral and Perfected Security Interest.
(i)    Each Pledgor shall keep the Collateral owned by it free and clear of all liens, encumbrances, attachments, security interest pledges and charges, other than in favor of Collateral Agent under this Agreement or Permitted Liens, shall maintain the security interests of the Collateral Agent created by this Agreement as perfected security interests having at least the priority described in Section 3(b)(iv), and shall defend such security interests against the claims and demands of all Persons whomsoever (other than a holder of a Permitted Lien), subject to the rights of such Pledgor under the Loan Agreements to dispose of the Collateral, in each case, at its own cost and expense;
(ii)    Except as permitted by the Loan Agreements, such Pledgor shall not sell, transfer, or otherwise dispose of the Collateral owned by it or any interest therein to any other Person. If any Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 4(b)(ii), the security interest of the Collateral Agent shall continue in the Collateral notwithstanding such sale, transfer or other disposition, and such Pledgor will deliver any proceeds thereof to the Collateral Agent to be held as Collateral hereunder (it is acknowledged and agreed that the delivery of any such proceeds shall not be deemed a waiver of any Event of Default arising as a result of the sale, transfer or other disposal of the Collateral in violation of this Section 4(b)(ii));
(iii)    If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement;
(iv)    Such Pledgor shall, at such Pledgor’s own expense, promptly execute all such instruments, documents and papers, and will do all such acts as Collateral Agent may reasonably request in writing from time to time to carry into effect the provisions and intent of this Agreement including, without limitation, the providing of notification in connection with book-entry securities or general intangibles, and the providing of instructions to the issuers of uncertificated securities, and will do all such other acts as Collateral Agent may reasonably request with respect to the perfection and protection of the pledge and security interest granted herein and the assignment effected hereby; and
(v)    Notwithstanding anything herein to the contrary, the Pledged Interests of any Issuer that is a corporation (i) will continue to be “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Uniform Commercial Code as in effect in the Issuer’s state of organization, (ii) will continue to be “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC as in effect in the applicable Issuer’s state of organization), (iii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the UCC), and (iv) are not and will not be dealt in or traded on securities exchanges or securities markets, and the terms of the Pledged Interests are not and will not be “investment company securities” within the meaning of Section 8-103 of the UCC.
(c)    Governing Agreements.
(i)    Such Pledgor shall not without the prior written consent of Collateral Agent in each instance, which consent may be withheld, granted, or conditionally granted, in Collateral Agent’s reasonable discretion, vote the Collateral in which it holds an interest, in favor of or consent to any resolution or action which, as determined by the Collateral Agent in its reasonable discretion, would:

(1)	impose any restrictions upon the sale, transfer or disposition of the Collateral other than restrictions, if any, in existence on the date hereof or on the date such Pledged

Interests become subject to this Agreement (and not created in contemplation hereof), the application of which is waived to the full satisfaction of Collateral Agent as to the Collateral; or

(2)
result in the issuance of any additional interest in any Issuer, or of any class of security, which issuance would reasonably be expected to materially and adversely affect the value of the Collateral or could otherwise reasonably be expected to have a Material Adverse Effect; or

(3)	vest additional powers, privileges, preferences or priorities to any other class of interest in any Issuer to the detriment of the value of or rights accruing to the Collateral; or

(4)
result in an involuntary lien or encumbrance being placed upon or attaching to any of the Collateral which lien or encumbrance is not discharged within thirty (30) days (or such longer period as the Collateral Agent may agree in its sole discretion); or

(5)
materially and adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral or would otherwise reasonably be expected to have a Material Adverse Effect;

(ii)    Such Pledgor shall, if not prohibited by this Agreement or applicable law, comply with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (each a “Pledged Collateral Agreement”, and collectively, the “Pledged Collateral Agreements”) related to the Collateral to which it is a party and shall, if not prohibited by this Agreement or applicable law, enforce all of its rights thereunder; and
(iii)    Such Pledgor shall not itself or on behalf of any Issuer or the Borrower take any action or refrain from taking any action which would cause or result in a violation of any provisions of the Loan Agreements.

5.	Payments on Account of Collateral.
(a)    Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be permitted to receive all Distributions paid in respect of its Collateral to the extent permitted under the Loan Agreements. Upon the occurrence and during the continuance of any Event of Default (unless the applicable Secured Parties have waived such Event of Default under each Loan Agreement), subject to terms of the Loan Agreements, (i) all Distributions due on account of the Collateral, whether or not such payments are ordinary and regular cash distributions, shall be paid to Collateral Agent or, at Collateral Agent’s option, to Collateral Agent’s nominee, and (ii) all Distributions received by any Pledgor consisting of cash, checks, and other near-cash items shall be held by such Pledgor in trust for the Collateral Agent, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Collateral Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Collateral Agent, if required).
(b)    Each Pledgor hereby authorizes and instructs each Issuer that is the issuer of any Pledged Interests pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) upon the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Collateral directly to the Collateral Agent.

6.	Voting Rights.

(a)    Except during the continuance of an Event of Default, each Pledgor may exercise all Voting Rights subject to the terms of this Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise such Voting Rights shall cease and the Collateral Agent shall have the right to exercise, in person or by its nominees or proxies, all such Voting Rights assigned to it hereunder and the Collateral Agent shall exercise such Voting Rights in such manner as the Collateral Agent in its sole discretion shall deem to be in the best interests of the Secured Parties (subject to the terms of this Agreement and the other Loan Agreements and also provided that the Collateral Agent shall be liable for its gross negligence, bad faith and willful misconduct). Upon the occurrence and during the continuance of an Event of Default, each Pledgor shall effect the directions of the Collateral Agent in connection with any such exercise in accordance with this Agreement.
(b)    In connection with the Collateral Agent’s exercise of the Voting Rights, the Pledgors shall cause each Issuer to rely on a notice from the Collateral Agent stating that an Event of Default has occurred and is continuing under any Loan Agreement, in which event no further direction from any Pledgor shall be required to effect the assignment of Voting Rights hereunder from such Pledgor to the Collateral Agent, and such Issuer shall immediately permit the Collateral Agent to exercise all of the Voting Rights in respect of the business and affairs of such Issuer. If the applicable Event of Default is no longer continuing, such Pledgor shall again automatically have all of the rights to exercise the Voting Rights and the Collateral Agent promptly shall so notify such Pledgor and the applicable Issuer in writing in confirmation thereof.
(c)    Solely with respect to any action, decision, determination or election by any Issuer, Pledgor, or any of their respective partners or members that any of their membership interests or other equity interests constituting Collateral, as applicable, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election (collectively, the “Article 8 Matters”), each Pledgor hereby irrevocably grants and appoints the Collateral Agent, so long as any Event of Default exists, as such Pledgor’s true and lawful proxy, for and in such Pledgor’s name, place and stead to vote the Pledged Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 6(c) shall include the right to sign such Pledgor’s name (as a member or other applicable equity holder) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Interests that applicable law may permit or require, to cause the Pledged Interests to be voted in accordance with the preceding sentence. Each Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Interests that such Pledgor may have granted or appointed that are still in effect. Other than as required herein for the benefit of the Collateral Agent, each Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by the each Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of such Pledgor’s obligations.

7.	Rights After Event of Default.
(a)    Upon the occurrence and during the continuance of any Event of Default (unless Collateral Agent has waived such Event of Default by written instrument signed by a duly authorized officer of the Collateral Agent, the Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC in addition to which the Collateral Agent may sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral for application towards (but not necessarily in complete satisfaction of) the Senior Indebtedness in accordance with the provisions of the Intercreditor Agreement for further application pursuant to the Loan Agreement. Without limitation to the foregoing, upon the occurrence of during the continuance of an Event of Default, (i) the Collateral Agent shall have the right (A) to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Collateral, without any indication that such Collateral is subject to the security interest hereunder, (B) to receive any and all cash dividends, payments or other Proceeds paid in respect of the Collateral of each Pledgor and make application thereof in accordance with the Intercreditor Agreement, (C) to exchange uncertificated Pledged Interests for certificated Pledged Interests and to exchange certificated Pledged Interests for certificates of larger or smaller denominations, for any purpose consistent with this Agreement (in each case to the extent such exchanges are permitted under the applicable Pledged Collateral Agreements or otherwise agreed upon by the Issuer that is the issuer of such Pledged Interests), and (D) if requested by the Collateral Agent, to be (or have its nominee or assignee be) admitted by each Issuer as a member or limited partner of such limited liability company or partnership, and (ii) each Pledgor shall, if requested by the Collateral Agent, promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request (including stock powers registering any Pledged Interests in the name of the Collateral Agent or its nominee), and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to any Pledged Interests at any meeting of shareholders of the relevant issuer or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to any Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of any Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by a Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of such Collateral with any committee, depositary, transfer Collateral Agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)    [intentionally omitted]
(c)    Unless any Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event Collateral Agent shall give Pledgors such notice as may be practicable under the circumstances), Collateral Agent shall give Pledgors at least the greater of the minimum notice required by law, or ten (10) days, prior written notice of the date, time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition is to be made.
(d)    Each Pledgor and the Collateral Agent acknowledges that, notwithstanding anything contained herein to the contrary, any exercise by Collateral Agent of Collateral Agent’s and any Secured Party’s rights upon the occurrence and during the continuance of an Event of Default will be subject to compliance by Collateral Agent and Secured Parties with the applicable statutes, regulations, ordinances, directives and orders of any federal, state, municipal or other governmental authority. Collateral Agent in its sole discretion at any such sale or in connection with any such disposition may restrict the prospective bidders or purchasers as to their number, nature of business, investment intention, or otherwise, including, without limitation a requirement that the persons making such purchases represent and agree to the satisfaction of Collateral Agent that they are purchasing the Collateral, or some portion thereof, for their own account, for investment and not with a view towards the distribution or a sale thereof, or that they otherwise fall within some lawful exemption from registration under applicable laws.
(e)    The proceeds of any collection or of any sale or disposition of any Collateral, or any portion thereof, held pursuant to this Agreement shall be applied in accordance with the Intercreditor Agreement. Borrower and any Pledgor that is a guarantor of or otherwise liable for any Senior Indebtedness shall remain liable to Collateral Agent and the Secured Parties for any deficiency remaining following such application.
(f)    The Collateral Agent may buy or otherwise acquire any part or all of the Collateral at any public sale or other disposition and if any part or all of the Collateral is of a type customarily sold or otherwise disposed of in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Collateral Agent may buy or otherwise acquire at private sale or other disposition and may make payments thereof by any means. The Collateral Agent shall apply the cash proceeds actually received from any sale or other disposition in accordance with the Intercreditor Agreement. Only after such applications, and after payment by the Collateral Agent of any amount required by §9-608(a)(1)(C) or §9-615(a)(3) of the UCC, need the Collateral Agent account to the applicable Pledgor for any surplus.
(g)    Each Pledgor and the Collateral Agent recognizes that the Collateral Agent may be unable to effect a public sale or other disposition of the Pledged Interests by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), federal banking laws, and other applicable Laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Interests for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable Laws, even if the applicable Issuer would agree to do so. Subject to the foregoing, the Collateral Agent agrees that any sale of the Pledged Interests shall be made in a commercially reasonable manner and in accordance with applicable securities laws, and each Pledgor agrees to use its best efforts to cause the Issuers of the Pledged Interests contemplated to be sold, to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all at such Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Collateral Agent, advisable to exempt such Pledged Interests from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor further agrees to use its best efforts to cause such Issuer or Issuers to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Collateral Agent shall designate and, if required, to cause such Issuer or Issuers to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of §11(a) of the Securities Act. In no event shall any Issuer be obligated to register any securities under the Securities Act or under any other federal or state securities laws.
(h)    Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Pledged Interests pursuant to this Section 7 valid and binding and in compliance with any and all applicable Laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “Blue Sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor’s expense. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 7 shall be specifically enforceable against such Pledgor by the Collateral Agent and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

8.
Actions By Collateral Agent. Each Pledgor hereby designates Collateral Agent, or any attorney, agent or other Person designated by Collateral Agent, so long as any Event Default exists, as the attorney-in-fact of such Pledgor to (a) endorse in favor of Collateral Agent any of the Collateral; (b) cause the transfer of any of the Collateral in such name as Collateral Agent may from time to time determine; (c) renew, extend or roll over any Collateral; and (d) make, demand and initiate actions to enforce any of the Collateral or rights therein. Collateral Agent may take such action with respect to the Collateral as Collateral Agent may reasonably determine to be necessary to protect and preserve its interest in the Collateral. Collateral Agent shall also have and may exercise at any time all rights, remedies, powers, privileges and discretions of each Pledgor with respect to and under the Collateral; provided, however, Collateral Agent shall have no right to exercise any Voting Rights or to foreclose or otherwise realize on any Collateral in each case except in accordance with the provisions of this Agreement. Except as otherwise provided in this Agreement, including as otherwise provided in the preceding sentence, all of the rights, remedies, powers, privileges and discretions included in this Section

8 may be exercised by Collateral Agent whether or not any of the Senior Indebtedness is then due and whether or not an Event of Default has occurred. The within designation and grant of power of attorney is coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of Collateral Agent. The power of attorney shall not be affected by subsequent disability or incapacity of any Pledgor. Collateral Agent and Secured Parties shall not be liable for any act or omission to act pursuant to this Section 8, except for any act or omission to act which is in actual bad faith, willful misconduct or constituting the gross negligence of such party.

9.
Rights and Remedies. The rights, remedies, powers, privileges and discretions of Collateral Agent and the Secured Parties hereunder (hereinafter, the “Rights and Remedies”) shall be cumulative and not exclusive of any rights, remedies, powers, privileges or discretions which it or they may otherwise have. No delay or omission by Collateral Agent or any other Secured Party in exercising or enforcing any of its rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by Collateral Agent or any Secured Party of any Default or any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other of the Loan Agreements. No exercise of any of the Rights and Remedies and no other agreement or transaction of whatever nature entered into between Collateral Agent, any Secured Party and Pledgor at any time shall preclude any other exercise of the Rights and Remedies. No waiver by Collateral Agent or any other Secured Party of any of the Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion nor shall it be deemed a continuing waiver. All of the Rights and Remedies and all of Collateral Agent’s and each other Secured Party’s rights, remedies, powers, privileges and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Collateral Agent and the other applicable Secured Party(ies) at such time or times in such order of preference as Collateral Agent or such other Secured Party(ies) in its or their sole and absolute discretion may determine. All Rights and Remedies, insofar as the enforcement of this Agreement is concerned, may be exercised only by the Collateral Agent, and not by any Secured Party.

10.	Pledgor’s Consent and Waivers.
(a)    Each Pledgor agrees that Collateral Agent may enforce its rights as against such Pledgor, the Collateral, or as against any other party liable for the Senior Indebtedness, or as against any other collateral given for any of the Senior Indebtedness, in any order or in such combination as Collateral Agent may in its sole discretion determine, and each Pledgor hereby expressly waives all suretyship defenses and defenses in the nature thereof, agrees to the release or substitution of any collateral hereunder or otherwise, and consents to each and all of the terms, provisions and conditions of the other Loan Agreements. Each Pledgor further: (a) waives presentment, demand, notice and protest with respect to the Senior Indebtedness and the Collateral; (b) waives any delay on the part of Collateral Agent or any other Secured Party; (c) assents to any indulgence or waiver which Collateral Agent or any other Secured Party may grant or give any other Person liable or obliged to Collateral Agent or any other Secured Party for or on account of the Senior Indebtedness; (d) authorizes Collateral Agent and each other Secured Party to alter the obligations of any other person liable or obligated to Collateral Agent or such Secured Party for or on account of the Senior Indebtedness without notice to or further consent from such Pledgor; (e) agrees that no release of any property securing the Senior Indebtedness shall affect the rights of Collateral Agent or any other Secured Party with respect to the Collateral hereunder which is not so released; and (f) to the fullest extent that it is not unlawful to do so, waives the right to notice and/or hearing, if it might otherwise be entitled thereto, prior to exercise of the Rights and Remedies upon and during the continuance of an Event of Default.
(b)    All rights of the Collateral Agent and the other Secured Parties hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Loan Agreements or any other agreement or instrument relating to any Loan Agreement, (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement or instrument, (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Senior Indebtedness, or (d) any other circumstance which might otherwise constitute a defense available to (other than the defense of indefeasible payment), or a discharge of, any Pledgor in respect of the Senior Indebtedness or in respect of this Agreement.
(c)    So long as this Agreement is in effect, each Pledgor irrevocably waives any and all of its rights under those provisions of the operating or partnership agreements of each applicable Issuer that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any lien on any of the Collateral or any enforcement action which may be taken in respect of any such lien or (b) otherwise conflict with the terms of this Agreement. To the extent that this provision is inconsistent with the terms of the operating or partnership agreement of any such Issuer, such operating or partnership agreement shall be deemed to be amended or waived so as to be consistent with the terms of this Section 10. Each Pledgor of any Pledged Interests of an Issuer that is a limited liability company or a partnership hereby irrevocably consents to the Collateral Agent or its nominee becoming a member of such limited liability company or a partner of such partnership (including any management rights appurtenant thereto) upon an exercise of remedies pursuant to Section 7 hereof.

11.
Collateral Agent May Assign. Each Pledgor agrees that upon any transfer of the entirety of the Collateral Agent’s rights under this Agreement, Collateral Agent may deliver to the transferee of such rights the Collateral, who shall thereupon become vested with all powers and rights given to Collateral Agent in respect thereto, and Collateral Agent shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith.

12.
Limits on Collateral Agent’s Duties. Collateral Agent shall have no duty as to the collection or protection of the Collateral, or any portion thereof, or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the actual possession of Collateral Agent, and Collateral Agent shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.

13.
WAIVER OF JURY TRIAL. EACH PLEDGOR, COLLATERAL AGENT AND THE SECURED PARTIES MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, COLLATERAL AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.
Financing Statements; Other Documents. This Agreement constitutes an authenticated record, and each Pledgor hereby authorizes the Collateral Agent to file one or more UCC-1 financing statements, continuation statements and/or other documents with respect to the Collateral, without the signature of any Pledgor, and in such filing offices as the Collateral Agent shall deem reasonably appropriate. Each Pledgor agrees to deliver any other document or instrument, which the Collateral Agent may reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

15.
Termination; Release. Upon the payment in full of the Senior Indebtedness (other than unasserted contingent indemnity or similar unasserted contingent obligations) or upon any disposition of any of the Collateral permitted by the Loan Agreements, the liens and security interests created in the Collateral granted to the Collateral Agent as provided for herein shall be automatically released without any further notice or other formality. However, such release by the Collateral Agent shall not be deemed to terminate or release each Pledgor from any obligation or liability under this Agreement, which specifically by its terms survives the payment in full of the Senior Indebtedness. Upon any release of the security provided for herein, the Collateral

Agent shall, upon request and at the Pledgors’ sole cost and expense, execute and deliver any documentation and take any such other requested action in order to demonstrate or evidence such release.

16.	Miscellaneous.
(a)    Collateral Agent’s and Secured Parties’ Rights and Remedies may be exercised without resort to or regard to any other source of satisfaction of the Senior Indebtedness.
(b)    All of the agreements, obligations, undertakings, representations and warranties herein made by the Pledgors shall inure to the benefit of Collateral Agent and Secured Parties and their respective successors and assigns and shall bind each Pledgor and its successors and assigns; provided that no Pledgor shall have any right to (a) assign this Agreement or any interest herein, or (b) assign any interest in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by each Pledgor as Collateral under this Agreement as expressly permitted under the Loan Agreements or hereunder.
(c)    Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be delivered in accordance with the provisions of §12.1 of the Credit Agreement.
(d)    This Agreement and all other Loan Agreements executed in connection herewith incorporate all discussions and negotiations between Pledgors and Collateral Agent concerning the matters included herein and in such other Loan Agreements. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provisions of this Agreement or of any provision of any other agreement between the Pledgors and Collateral Agent shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver and, if such party be Collateral Agent, then by a duly authorized officer thereof. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.
(e)    This Agreement and all other documents in Collateral Agent’s possession which relate to the Senior Indebtedness may be reproduced by Collateral Agent by any photographic, photostatic microfilm, microcard, miniature photographic, xerographic or similar process and, with the exception of instruments constituting the Collateral, Collateral Agent may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction shall be likewise admissible in evidence.
(f)    Captions in this Agreement are intended solely for convenience and shall not have any effect on the meaning or interest of any provisions hereof.
(g)    Each provision hereof shall be enforceable to the fullest extent not prohibited by applicable law. The invalidity and unenforceability of any provision(s) hereof shall not impair or affect any other provision(s) hereof which are valid and enforceable.
(h)    This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)    THIS AGREEMENT, EXCEPT AS OTHERWISE PROVIDED IN HEREIN, AND ANY DISPUTES ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(j)    THE PLEDGORS AND THE COLLATERAL AGENT AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE PLEDGORS AND THE COLLATERAL AGENT FURTHER ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NON EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND (ii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. THE PLEDGORS AND THE COLLATERAL AGENT FURTHER AGREE THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON ANY PLEDGOR BY MAIL AT THE BORROWER’S ADDRESS SPECIFIED IN SECTION 12.1 OF THE CREDIT AGREEMENT OR IN SECTION 17 OF THE NOTE PURCHASE AGREEMENT, AS APPLICABLE. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE COLLATERAL AGENT MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF THE PLEDGORS EXIST AND EACH PLEDGOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PLEDGOR BY MAIL AT THE BORROWER’S ADDRESS SPECIFIED IN SECTION 12.1 OF THE CREDIT AGREEMENT OR IN SECTION 17 OF THE NOTE PURCHASE AGREEMENT, AS APPLICABLE. EACH PLEDGOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FOREGOING CHOICE OF NEW YORK LAW WAS A MATERIAL INDUCEMENT TO THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT.
(k)    The initial Pledgors hereunder shall be each of the signatories hereto, which are listed on Schedule I attached hereto. From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto as additional Pledgors (each an “Additional Pledgor”) by executing a joinder agreement in the form of Exhibit B attached hereto or any other form as Collateral Agent may approve (the form attached as Exhibit B hereto or any other such form approved by Collateral Agent, a “Joinder Agreement”). Upon delivery of any such Joinder Agreement to Collateral Agent, notice of which is hereby waived by the Pledgors, each such Additional Pledgor shall be a Pledgor hereunder and shall be a party hereto as if such Additional Pledgor were an original signatory hereof and any such Joinder Agreement may amend or supplement Schedule II and/or Schedule III attached hereto to reflect such Additional Pledgor and any Collateral owned by it without the consent of any other Pledgor. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, or by any election by Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Pledgor hereunder.
[Signature Pages Follow.]

This Pledge and Security Agreement has been executed and delivered as an instrument under seal as of the date first written above.

PLEDGORS:
[___], a [___], as a Pledgor By:____________________________ Name:____________________________ Title:____________________________
[___], a [___], as a Pledgor By:____________________________ Name:____________________________ Title:____________________________

COLLATERAL AGENT:
KEYBANK NATIONAL ASSOCIATION,
as Collateral Agent

By: ___________________________
Name:
Title:

SCHEDULE I

Initial Pledgors
1.

SCHEDULE II

Pledgors and Issuers

Pledgor	Issuer	Entity Form	Jurisdiction of Organization	Percentage Owned	Certificate Number (if applicable)

SCHEDULE III
Filings and other Actions

1.	[UCC-1 filings to be filed in the name of each Pledgor with the Secretary of State of its state of organization describing the Collateral as set forth herein.]

2.
[Delivery to the Collateral Agent of the certificates, if any, issued to the Pledgors as set forth in Schedule II hereto and representing 100% of the Equity Interests in each such Issuer pledged hereunder, together with an undated instrument of transfer or assignment covering any such certificates duly executed in blank by the applicable Pledgor.]

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT
The undersigned, each an Issuer as referred to in the Pledge and Security Agreement (the “Agreement”) of even date herewith between the Collateral Agent and the owner (the “Pledgor”) of each Issuer (the “Pledgee”), hereby acknowledge receipt of a copy thereof, consent to the pledge of the interests provided for therein, have noted the same on the books and records of each said Issuer, and agree to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Agreement, or if no meaning is set forth in the Agreement, such terms shall have the meaning set forth in the Intercreditor Agreement.
Each Issuer also agrees that until receipt of written notice from the Collateral Agent that the Agreement has been terminated (which notice the Collateral Agent agrees to provide, if such is the case, which notice may be provided to the Borrower on behalf of all Pledgors and Issuers), it shall: (a) upon receipt of notice from the Collateral Agent that an Event of Default has occurred and is continuing, pay to the Collateral Agent all amounts then due and thereafter as they become due to the Pledgor in respect of the Collateral; (b) upon the receipt of notice from the Collateral Agent that the Collateral Agent (or any successor or assign of the Collateral Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Collateral Agent of the Collateral Agent’s rights and remedies under the Pledge, admit and recognize the Collateral Agent (or any such successor and assign of the Collateral Agent) as a member or limited partner (as provided for in the organizational documents of each Issuer and after signing a joinder to such organizational documents reasonably acceptable to the Collateral Agent), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; (c) upon receipt of notice from the Collateral Agent that an Event of Default has occurred and is continuing, to the extent provided in the Agreement, comply with the instructions of the Collateral Agent in connection with the exercise of the Collateral Agent’s rights and remedies as set forth in the Agreement, without any further consent from the Borrower or any other Person in respect of the Pledged Collateral.
Each Issuer represents and warrants to the Collateral Agent that, as of the date hereof, (i) the Pledgor listed in Schedule II to the Agreement is the registered owner of the percentage of such Issuer’s Pledged Interests, and possesses the percentage of the economic, management and voting rights in such Issuer, in each case as set forth on such Schedule II; (ii) such Issuer has no knowledge of any Lien or other security interest in the Pledged Interest (other than the Collateral Agent’s and any Permitted Liens) that has not been terminated on or prior to the date hereof; and (iii) the registered pledgee of the Pledged Interests on the books of such Issuer is KeyBank National Association, as Collateral Agent, and there is no other pledge currently registered on the books and records of such Issuer with respect to the Pledged Interests.
Executed and delivered within the State of New York as an instrument under seal as of [_________], 20__.
[Remainder of Page Intentionally Left Blank]

ISSUERS:
[___]
By: [___]
By:     __________________________________
Name:     __________________________________
Title:     __________________________________
[___]
By: [___]
By:     __________________________________
Name:     __________________________________
Title:     __________________________________

EXHIBIT B

FORM OF PLEDGE JOINDER AGREEMENT
[Date, 20__]

Ladies and Gentlemen:
Reference is made to the Pledge and Security Agreement, dated as of [_______] (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), by and among [______________], a [___________], [_________], a [__________], and certain of [its][their] Subsidiaries (each a “Pledgor” and collectively, the “Pledgors”), and KeyBank National Association, as Collateral Agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Secured Parties. All capitalized terms used but not defined herein shall have the meanings set forth in the Pledge Agreement.
This Pledge Joinder Agreement (this “Joinder Agreement”) supplements the Pledge Agreement and is delivered by the undersigned, [_________] ([the][each, a] “Additional Pledgor”) and [___________] ([the][each, a] “New Issuer”). As security for the full and punctual payment and performance of the Senior Indebtedness, [the][each] Additional Pledgor hereby grants and pledges to Collateral Agent, for the benefit of the Secured Parties, a continuing lien on, and security interest in, all of its right, title, and interest in and to the Equity Interests set forth on Schedule I hereto and all other Collateral associated with such Pledged Interests, and agrees that Schedule I hereto shall supplement the existing Schedule II to the Pledge Agreement.
By executing and delivering this Joinder Agreement, [the][each] Additional Pledgor, as provided in Section 16(k) of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder.
Effective as of the date of this Joinder Agreement, [the][each] Additional Pledgor confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Pledge Agreement. [The][Each] Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in the Pledge Agreement is true and correct on and as the date hereof as if made on and as of such date, except to the extent any such representation or warranty (including any such representation or warranty contained in the Loan Agreements) was expressly made as of an earlier date, in which case such representation or warranty was true and correct as of such earlier date.
By executing and delivering this Joinder Agreement, [the][each] New Issuer also agrees that until receipt of written notice from the Collateral Agent that the Pledge Agreement has been terminated, it shall: (a) upon receipt of notice from the Collateral Agent that an Event of Default has occurred and is continuing, pay to the Collateral Agent all amounts then due and thereafter as they become due to the applicable Pledgor with respect to the Collateral; (b) upon the receipt of notice from the Collateral Agent that the Collateral Agent (or any successor or assign of the Collateral Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Collateral Agent of the Collateral Agent’s rights and remedies under the Pledge Agreement, admit and recognize the Collateral Agent (or any such successor and assign of the Collateral Agent) as a member or limited partner (as provided for the organizational documents of each Issuer), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; (c) upon receipt of notice from the Collateral Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, to the extent provided in the Pledge Agreement, comply with the instructions of the Collateral Agent in connection with the exercise of the Collateral Agent’s rights and remedies as set forth in the Pledge Agreement, without any further consent from the Borrower or any other Person in respect of the Pledged Collateral.
[The][Each] New Issuer represents and warrants to the Collateral Agent that, as of the date hereof, (i) the Pledgor listed in Schedule I to this Joinder Agreement is the registered owner of the percentage of the such New Issuer’s Pledged Interests, and possesses the percentage of the economic, management and voting rights in such New

Issuer, in each case as set forth on such Schedule I; (ii) such New Issuer has no knowledge of any Lien or other security interest in such Pledged Interest (other than the Collateral Agent’s and any Permitted Liens) that has not been terminated on or prior to the date hereof; and (iii) the registered pledgee of such Pledged Interests on the books of such New Issuer is KeyBank National Association, as Collateral Agent, and there is no other pledge currently registered on the books and records of such New Issuer with respect to such Pledged Interests.
This Joinder Agreement shall constitute a Loan Agreement.
THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Pledgor and the New Issuer have caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.
[ADDITIONAL PLEDGOR]:
By:     ____________________________
Name:     ____________________________
Title:     ____________________________

[NEW ISSUER]:

By:     ____________________________
Name:     ____________________________
Title:     ____________________________

AGREED TO AND ACCEPTED:
KEYBANK, NATIONAL ASSOCIATION,
as Collateral Agent
By:     ____________________________
Name:     ____________________________
Title:     ____________________________
[Schedules to be attached]

SCHEDULE I

Pledgor	Issuer	Entity Form	Jurisdiction of Organization	Percentage Owned	Certificate Number (if applicable)

EXHIBIT C
FORM OF PLEDGE SUPPLEMENT
This Pledge Supplement (this “Supplement”), dated as of [____], 20__, is delivered pursuant to Section 4(a)(i) of that certain Pledge and Security Agreement dated as of ____________________, 20__ (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), by and among [_________], a [____________], [___________], a [__________], and certain of [its][their] Subsidiaries (each a “Pledgor”, and collectively, the “Pledgors”), each with a business address at [________________________], in favor of KEYBANK, NATIONAL ASSOCIATION, having an office at 225 Franklin Street, Boston, Massachusetts 02110, in its capacity as Collateral Agent for the Secured Parties, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”). [The][Each] undersigned Pledgor hereby agrees that this Pledge Supplement may be attached to the Pledge Agreement and that the Equity Interests listed on this Supplement shall be deemed to be and shall become Pledged Interests under the Pledge Agreement and part of the Collateral and shall secure all Senior Indebtedness.
By executing and delivering this Joinder, [the][each of the] undersigned [___________] ([the][each, a] “New Issuer”) agrees that until receipt of written notice from the Collateral Agent that the Pledge Agreement has been terminated, it shall: (a) upon receipt of notice from the Collateral Agent that an Event of Default as defined in the Pledge Agreement has occurred and is continuing, pay to the Collateral Agent all amounts then due and thereafter as they become due to the applicable Pledgor; (b) upon the receipt of notice from the Collateral Agent that the Collateral Agent (or any successor or assign of the Collateral Agent) has become a member or limited partner (as the case may be) as the result of the exercise by the Collateral Agent of the Collateral Agent’s rights and remedies under the Pledge Agreement, admit and recognize the Collateral Agent (or any such successor and assign of the Collateral Agent) as a member or limited partner (as provided for the organizational documents of each Issuer), with the full right to exercise all of the rights of a member, general partner or a limited partner as the case may be; (c) upon receipt of notice from the Collateral Agent that an Event of Default as defined in the Pledge Agreement has occurred, to the extent provided in the Pledge Agreement, comply with the instructions of the Collateral Agent in connection with the exercise of the Collateral Agent’s rights and remedies as set forth in the Pledge Agreement, without any further consent from the Borrower or any other Person in respect of the Pledged Collateral.
[The][Each] New Issuer represents and warrants to the Collateral Agent that, as of the date hereof, (i) the Pledgor listed in Schedule I to this Supplement is the registered owner of the percentage of the limited liability company interests or partnership interests of, and possesses the percentage of the economic, management and voting rights in, such New Issuer set forth on such Schedule I; (ii) such New Issuer has no knowledge of any Lien or other security interest in such Pledged Interest (other than the Collateral Agent’s) that has not been terminated on or prior to the date hereof; and (iii) the registered pledgee of such Pledged Interests on the books of such New Issuer is KeyBank National Association, as Collateral Agent, and there is no other pledge currently registered on the books and records of such New Issuer with respect to such Pledged Interests.
[_________], as Pledgor
By:     _______________
Name:    _______________
Title:    _______________
[_________], as New Issuer
By:     _______________
Name:    _______________
Title:    _______________

AGREED TO AND ACCEPTED:
KEYBANK, NATIONAL ASSOCIATION,
as Collateral Agent
By:    _______________
Name:
Title:

SCHEDULE I
PLEDGED INTERESTS

Pledgor	Issuer	Corporate Form	Jurisdiction of Organization	Percentage Owned	Certificate Number

EXHIBIT B

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
This Intercreditor and Collateral Agency Agreement (this “Agreement”), dated as of this _____ day of _________ 20__, is by and among the Bank Agent, the Collateral Agent, the Noteholders listed on Exhibit A attached hereto (the “Initial Noteholders”), and each of the other Noteholders and Persons that become parties hereto pursuant to Section 20 hereof. All terms used herein which are defined in Section 1 hereof or in the text of any other Section hereof shall have the meanings given therein.
WITNESSETH:
WHEREAS, pursuant to the Credit Agreement the Banks have heretofore made and the Banks may from time to time hereafter make Term Loans and Revolving Loans to the Borrower and issue Letters of Credit for the account of the Borrower; and
WHEREAS, pursuant to the Note Agreement the Initial Noteholders currently hold on the date hereof certain Senior Notes of the Borrower; and
WHEREAS, pursuant to the Guaranty Agreements the Guarantors are concurrently herewith guaranteeing or have guaranteed the Senior Indebtedness; and
WHEREAS, pursuant to the Collateral Documents the Pledgors are concurrently herewith granting to the Collateral Agent liens upon and security interests in the Collateral to secure the Senior Indebtedness; and
WHEREAS, the Initial Noteholders and the Bank Agent desire to appoint KeyBank National Association as their agent with respect to Collateral and the Collateral Documents; and
WHEREAS, the Initial Noteholders, the Bank Agent and the Collateral Agent desire to agree upon the priorities for the application of any proceeds from the Collateral and the Guaranty Agreements and to agree upon various other matters with respect to their respective agreements with the Loan Parties and their rights thereunder.
NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Definitions.
For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below. Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.
“Additional Bank Obligations” shall mean any indebtedness, liabilities and other obligations of any Loan Party owed to the Bank Agent or the Banks at any time arising under, by virtue of or pursuant to the Credit Agreement in connection with any exercise of the “Increase Option” as defined in the Credit Agreement, including any amendments, modifications, agreements or instruments that act to increase the amount of credit available as a result of any such exercise.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Proceeding” shall mean any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, receivership, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver.
“Banks” shall mean KeyBank National Association, JPMorgan Chase Bank, N.A., Royal Bank of Canada, Bank of America, N.A., Citibank, N.A., Barclays Bank PLC, UMB Bank, N.A., Bank of the West, a California Banking Corporation, Mega International Commercial Bank, Co., Ltd, Silicon Valley Branch, Bank of Blue Valley, Bank of Taiwan, Los Angeles Branch, BOKF N.A., Hua Nan Commercial Bank, Los Angeles Branch, Stifel Bank & Trust, U.S. Bank National Association, First Commercial Bank, Ltd., a Republic of China Bank acting through its Los Angeles Branch, Citizens Bank, National Association, SunTrust Bank, E. Sun Commercial Bank Limited, Los Angeles Branch and Raymond James Bank, N.A., and their respective successors and assigns, including any Person subsequently becoming a party to the Credit Agreement as a “Lender” thereunder.
“Bank Agent” shall mean KeyBank National Association, in its capacity as the agent for the Banks under the Credit Agreement, and its successors and assigns in that capacity.
“Borrower” shall mean EPR Properties, a Maryland real estate investment trust.
“Collateral” shall mean all property and assets, and interests in property and assets, upon or in which any Loan Party has granted a lien or security interest to the Collateral Agent to secure the Senior Indebtedness, all balances held by the Collateral Agent, the Bank Agent or any Senior Lender for the account of any Loan Party and any other property held or owing by the Collateral Agent, the Bank Agent or any Senior Lender to or for the credit or for the account of any Loan Party with respect to which the Collateral Agent, the Bank Agent or any Senior Lender has rights to setoff or appropriate or a common law lien.
“Collateral Agent” shall mean KeyBank National Association, in its capacity as agent for the Banks, the Bank Agent and the Noteholders pursuant to this Agreement, together with any successor or replacement agent which may be appointed pursuant to this Agreement.
“Collateral Agent Expenses” shall mean, without limitation, all costs and expenses incurred by the Collateral Agent in connection with the performance of its duties under this Agreement or any Collateral Document, including the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement or any Collateral Document, expenses incurred for legal counsel in connection with the foregoing, and any other costs, expenses or liabilities incurred by the Collateral Agent for which the Collateral Agent is entitled to be reimbursed or indemnified by a Loan Party pursuant to this Agreement or any Collateral Document or a Guaranty Agreement or by the Senior Lenders pursuant to this Agreement.
“Collateral Agent Obligations” shall mean all obligations of any Loan Party to pay, reimburse or indemnify the Collateral Agent for any Collateral Agent Expenses.
“Collateral Documents” shall mean the Pledge Agreements and each other agreement, document or instrument in effect on the date hereof or executed by any Loan Party in accordance with the terms of the Credit Agreement or the Note Agreement after the date hereof under which such Loan Party has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the Senior Indebtedness, all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.
“Commitments” of any Bank shall mean the “Commitment” of such Bank as defined in the Credit Agreement.
“Credit Agreement” shall mean the Second Amended, Restated and Consolidated Credit Agreement, dated as of September 27, 2017, among the Borrower, the Banks, and the Bank Agent, as amended by that certain

Amendment No. 1 to Second Amended, Restated and Consolidated Credit Agreement dated as of June __, 2020 and as it may be further amended, restated, supplemented or otherwise modified from time to time.
“De Minimis Threshold” shall mean, at any time, an aggregate outstanding principal amount of Senior Indebtedness (including, unless an Event of Default has occurred and is continuing, any undrawn Commitments) less than 10% of the aggregate outstanding principal amount of Senior Indebtedness at such time.
“Enforcement” shall mean the occurrence of any of the following: (a) the Bank Agent or any Senior Lender makes demand for payment prior to the scheduled payment date, if any, of or accelerate the time for payment of any Revolving Loan, any Revolving Note, any Term Loan or any Term Note or any Senior Note, or calls for funding of any risk participation in or collateral for any Letter of Credit prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date), (b) any Bank terminates its commitment to make Revolving Loans, make Term Loans or issue or participate in Letters of Credit pursuant to the Credit Agreement (but not including the expiration of such commitment on the relevant Termination Date), (c) the Bank Agent or any Senior Lender commences the judicial enforcement of any rights or remedies under or with respect to the Credit Agreement, any Revolving Note, any Term Note, the Note Agreement, any Senior Note, any Senior Indebtedness or any Guaranty Agreement, or sets off against, freezes or otherwise appropriates any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party, (d) the Collateral Agent commences the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), or sets off against, freezes or otherwise appropriates any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party or otherwise takes any action (whether judicial or non-judicial) to realize upon the Collateral, or (e) the commencement by, against or with respect to any Loan Party of any Bankruptcy Proceeding for such Loan Party or its assets.
“Event of Default” shall mean an “Event of Default,” as defined in the Credit Agreement, or an “Event of Default,” as defined in the Note Agreement.
“Excess Leverage Fee” shall mean the “Excess Leverage Fee” as defined in the Note Agreement.
“Guarantors” shall mean each subsidiary of the Borrower that has executed or joined a Guaranty Agreement in accordance with the provisions of Section 9.9(a) of the Note Agreement and/or Section 7.15(b) of the Credit Agreement.
“Guaranty Agreements” shall mean each Guaranty Agreement made or joined to by a subsidiary of the Borrower in favor of the Noteholders or the Banks in accordance with the provisions of Section 9.9(a) of the Note Agreement and/or Section 7.15(b) of the Credit Agreement, each as amended, restated, supplemented or otherwise modified from time to time.
“Indemnitee” shall have the meaning given in Section 2(j) hereof.
“Insolvent Entity” shall mean any entity that has (a) become or is insolvent or has a parent company that has become or is insolvent or (b) become the subject of a Bankruptcy Proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a Bankruptcy Proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“Letters of Credit” shall mean the letters of credit issued under Section 2.2 of the Credit Agreement.
“Letter of Credit Collateral Obligations” shall mean all of the obligations of the Borrower under Sections 2.2(b) and 2.11 of the Credit Agreement to deposit cash with the Collateral Agent with respect to Outstanding Letters of Credit Exposure.

“Loan Parties” shall mean the Borrower, the Guarantors and the Pledgors.
“Loan and Reimbursement Obligations” shall mean the aggregate outstanding principal amount of the Revolving Notes, the aggregate outstanding principal amount of the Term Notes and the aggregate accrued and unpaid reimbursement obligations due the Banks with respect to Letters of Credit, and, without duplication, the aggregate outstanding principal amount of any Additional Bank Obligations.
“Make-Whole Amount” shall mean the “Make-Whole Amount,” as defined in the Note Agreement.
“Note Agreement” shall mean the Note Purchase Agreement dated as of August 1, 2016 originally between the Borrower and the purchasers listed on Schedule A thereto, as amended by that certain First Amendment dated as of September 27, 2017 and that certain Second Amendment dated as of June __, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time.
“Noteholders” shall mean the holders of the Senior Notes from time to time.
“Outstanding Letters of Credit Exposure” at any time shall mean the undrawn face amount of all outstanding Letters of Credit and the aggregate accrued and unpaid reimbursement obligations under Letters of Credit at such time.
“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.
“Pledge Agreements” shall mean each Pledge Agreement made or joined to by a subsidiary of the Borrower in favor of the Collateral Agent in accordance with Section 9.11 of the Note Agreement and/or Section 7.16 of the Credit Agreement, each as amended, restated, supplemented or otherwise modified from time to time.
“Pledgor” shall mean each subsidiary of the Borrower that has executed or joined a Pledge Agreement in accordance with the provisions of Section 9.11 of the Note Agreement and Section 7.16 of the Credit Agreement.
“Pro Rata Expenses Share” with respect to any Senior Lender shall mean (a) at any time before the time the commitments of the Banks to make Revolving Loans and Term Loans under the Credit Agreement have been terminated, the ratio of (i) the amount of such Senior Lender’s “Commitment” (as defined in the Credit Agreement) at such time, if such Senior Lender is a Bank, or the aggregate outstanding principal amount of the Senior Notes held by such Senior Lender at such time, if such Senior Lender is a Noteholder, to (ii) the total of the Commitments (as defined in the Credit Agreement) and the aggregate outstanding principal amount of all of the Senior Notes at such time, or (b) at any time on and after the time the commitments of the Banks to make Revolving Loans and Term Loans under the Credit Agreement have been terminated, the ratio of (i) aggregate amount of the Senior Indebtedness owed to such Senior Lender at such time, to (ii) the total amount of all outstanding Senior Indebtedness at such time.
“Required Holders” shall mean the “Required Holders,” as defined in the Note Agreement.
“Required Lenders” shall mean the “Required Lenders,” as defined in the Credit Agreement.
“Required Senior Lenders” at any time shall mean both (a) the Required Lenders, and (b) the Required Holders; provided, however, if at any date of determination the aggregate outstanding principal amount of Senior Indebtedness held by the Banks or the Noteholders is less than the De Minimis Threshold, then the Required Senior Lenders shall be determined without giving effect to the class of Senior Lenders holding Senior Indebtedness of less than the De Minimis Threshold.
“Revolving Loan” shall mean a “Revolving Credit Loan,” as defined in the Credit Agreement.
“Revolving Note” shall mean a “Revolving Credit Note,” as defined in the Credit Agreement.

“Senior Indebtedness” shall mean the Collateral Agent Obligations, the Loan and Reimbursement Obligations, the Letter of Credit Collateral Obligations, the aggregate outstanding principal amount of the Senior Notes, and all of the other present or future indebtedness, liabilities and obligations of any Loan Party now or hereafter owed to any or all of the Collateral Agent, the Bank Agent, the Banks or the Noteholders, evidenced by or arising under, by virtue of or pursuant to this Agreement, the Credit Agreement, the Note Agreement, the Revolving Notes, the Term Notes, the Senior Notes, the Collateral Documents or the Guaranty Agreements, whether such indebtedness, liabilities and obligations are direct or indirect, joint, several or joint and several, or now exist or hereafter arise, and all renewals and extensions thereof, including, without limitation, all interest and LIBOR breakage amounts due on the Revolving Loans and the Senior Notes, any Excess Leverage Fee and any Make-Whole Amount. The term “Senior Indebtedness” shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any Bankruptcy Proceeding.
“Senior Lenders” shall mean the Banks and the Noteholders.
“Senior Notes” shall mean the Borrower’s (a) 4.35% Series A Guaranteed Senior Notes due August 22, 2024 and (b) 4.56% Series B Guaranteed Senior Notes due August 22, 2026, in each case, issued pursuant to the Note Agreement.
“Sharing Event” shall mean (a) an Enforcement, (b) the occurrence of any Specified Event of Default, or (c) any refusal by the Bank Agent or any Bank to make any Revolving Loan or Term Loan or issue any Letter of Credit requested by the Borrower (irrespective of whether the conditions precedent thereto specified in the Credit Agreement have been satisfied) where such Revolving Loan, such Term Loan or issuance would not cause the Borrower to exceed the limitations set forth in Section 2.12 of the Credit Agreement.
“Specified Event of Default” shall mean (a) any default in any payment of any Senior Indebtedness when due, (b) an Event of Default described in Section 10.1(c), 10.1(d), 10.1(h), 10.1(i) or 10.1(j) of the Credit Agreement, or (c) an Event of Default described in Section 11(c), 11(g), 11(h) or 11(i) of the Note Agreement.
“Supermajority Lenders” shall mean, as of any date of determination, Senior Lenders that hold, in the aggregate, in excess of 72.5% of the sum of (a) the Loan and Reimbursement Obligations as of such date and (b) the aggregate principal amount of the Notes outstanding as of such date.
“Term Loan” shall mean a “Term Loan,” as defined in the Credit Agreement.
“Term Note” shall mean a “Term Loan Note,” as defined in the Credit Agreement.
“Termination Date” shall mean the “Termination Date”, as defined in the Credit Agreement.
2.    Appointment of KeyBank National Association as Collateral Agent for the Senior Lenders and the Bank Agent.
(a)    Appointment of Collateral Agent. Subject in all respects to the terms and provisions of this Agreement, the Banks, the Noteholders and the Bank Agent hereby appoint KeyBank National Association to act as agent for the benefit of the Banks, the Noteholders and the Bank Agent with respect to the liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to the Collateral Documents, and KeyBank National Association hereby accepts such appointment and agrees to act as such agent. The appointment of the Collateral Agent pursuant to this Agreement shall be effective with respect to all financing statements filed in any filing office in favor of the Bank Agent or any Senior Lender with respect to any Loan Party prior to the date of this Agreement on and as of the date such financing statements were filed. The agency created hereby shall in no way impair or affect any of the rights and powers of, or impart any duties or obligations upon, KeyBank National Association in its individual capacity as a Bank or as Bank Agent. To the extent legally necessary to enable the Collateral Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which the Collateral Agent either commences or joins as a party in accordance with the terms hereof, the

Bank Agent and each of the Senior Lenders agree to join as a party in such proceeding and take such action therein concurrently to enforce and obtain a judgment for the payment of the Senior Indebtedness held by it.
(b)    Duties of Collateral Agent. Subject to the Collateral Agent having been directed to take such action in accordance with the terms of this Agreement, the Bank Agent and each Senior Lender hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Collateral Documents and any other instruments, documents and agreements referred to therein and to exercise such powers thereunder as are specifically delegated to the Collateral Agent by the terms thereof and such other powers as are reasonably incidental thereto. Subject to the provisions of Section 13 hereof, the Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Bank Agent and the Senior Lenders to enforce the rights and remedies of the Collateral Agent, the Bank Agent and the Senior Lenders provided for in the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Senior Indebtedness; provided, however, that, notwithstanding any provision to the contrary in any Collateral Documents, (i) the Collateral Agent shall act solely at and in accordance with the written direction of the Required Senior Lenders, or, if the Collateral Agent shall have received inconsistent written directions from the Required Lenders and the Required Holders or written direction from only one such group and the Collateral Agent shall have notified the Banks and the Noteholders to such effect but shall not have received written direction from the Required Senior Lenders within 30 days of such notice, the Supermajority Lenders, (ii) the Collateral Agent shall not, without the written consent of the Required Lenders and the Required Holders, release or terminate by affirmative action or consent any lien upon or security interest in any Collateral granted under any Collateral Documents (except (x) upon dispositions of Collateral by a Loan Party as permitted in accordance with the terms of the Credit Agreement and the Note Agreement prior to the occurrence of an Event of Default, and (y) upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) hereof), and (iii) the Collateral Agent shall not accept any Senior Indebtedness in whole or partial consideration for the disposition of any Collateral without the written consent of the Required Lenders and the Required Holders. The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose upon, collect and dispose of the Collateral or any portion thereof as may be directed by, the Required Senior Lenders, or, if the Collateral Agent shall have received inconsistent written requests or directions from the Required Lenders and the Required Holders or a written request or direction from only one such group and the Collateral Agent shall have notified the Banks and the Noteholders to such effect but has not received a written request or direction from the Required Senior Lenders within 30 days of such notice, the Supermajority Lenders; provided, however, that the Collateral Agent shall not be required to take any action that is contrary to law or the terms of the Collateral Documents or this Agreement. Once a direction to take any action has been given by the Required Senior Lenders or the Supermajority Lenders, as applicable, to the Collateral Agent, and subject to any other directions which may be given from time to time by the Required Senior Lenders or the Supermajority Lenders, as applicable, decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by the Collateral Agent, with the assistance and upon the advice of its counsel. Notwithstanding the provisions of the preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, approves or results in or has the effect of causing any release, change or occurrence, where such release, change or occurrence otherwise would require unanimous approval of all of the Senior Lenders pursuant to the terms of this Agreement, also shall require the unanimous approval of all of the Senior Lenders.
(c)    Requesting Instructions. The Collateral Agent may at any time request directions from the Senior Lenders as to any course of action or other matter relating to the performance of its duties under this Agreement and the Collateral Documents and the Senior Lenders shall respond to such request in a reasonably prompt manner.
(d)    Emergency Actions. If the Collateral Agent has asked the Senior Lenders for instructions following the receipt of any notice of an Event of Default and if the Required Senior Lenders have not responded to such request within 30 days, the Collateral Agent shall be authorized to take such actions with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction or diminution in value; provided, however, that once instructions have been received from the Required Senior Lenders or, if the Collateral Agent shall have received inconsistent instructions from the Required Lenders and the Required Holders or instructions from only one such group and the Collateral Agent shall have notified the Banks and the Noteholders to such effect but shall not have received instructions from the Required Senior Lenders within 30 days of such notice, the Supermajority Lenders, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.
(e)    Collateral Document Amendments. An amendment, supplement, modification, restatement or waiver of any provision of any Collateral Document, any consent to any departure by any Loan Party therefrom, or the execution or acceptance by the Collateral Agent of any Collateral Document not contemplated by the terms of the Credit Agreement or the Note Agreement shall be effective if, and only if, consented to in writing by the Required Senior Lenders; provided, however, that (i) no such amendment, supplement, modification, restatement, waiver, consent or such Collateral Document not in effect on the date hereof which imposes any additional responsibilities upon the Collateral Agent shall be effective without the written consent of the Collateral Agent, (ii) no such amendment, supplement, modification, waiver or consent shall release any Collateral from the lien or security interest created by any Collateral Document not subject to any exception in Section 2(b)(ii) hereof or narrow the scope of the property or assets in which a lien or security interest is granted pursuant to any Collateral Document or change the description of the obligations secured thereby without the written consent of all Senior Lenders, and (iii) no such consent of the Required Senior Lenders shall be required for the execution and acceptance of any additional Collateral Documents in accordance with the provisions of Section 9.11 of the Note Agreement and Section 7.16 of the Credit Agreement.
(f)    Administrative Actions. The Collateral Agent shall have the right to take such actions hereunder and under the Collateral Documents, not inconsistent with the instructions of the Required Senior Lenders or the Supermajority Lenders, as applicable, or the terms of the Collateral Documents and this Agreement, as the Collateral Agent reasonably deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Collateral Agent, the Bank Agent and the Senior Lenders.
(g)    Collateral Agent Acting Through Others. The Collateral Agent may perform any of its duties under this Agreement and the Collateral Documents by or through attorneys (which attorneys may be the same attorneys who represent the Bank Agent or any Senior Lender), agents or other Persons reasonably deemed appropriate by the Collateral Agent. In addition, the Collateral Agent may act in good faith reliance upon the opinion or advice of attorneys selected by the Collateral Agent. In all cases the Collateral Agent may pay customary and reasonable compensation to all such attorneys, agents or other Persons as may be employed in connection with the performance of its duties under this Agreement and the Collateral Documents.
(h)    Resignation and Removal of Collateral Agent.
(i)    The Collateral Agent (A) may resign at any time upon notice to the Senior Lenders, and (B) may be removed at any time upon the written request of the Required Senior Lenders sent to the Collateral Agent and the other Senior Lenders. For the purposes of any determination of Required Senior Lenders under this Section 2(h)(i), any Commitment or Loan and Reimbursement Obligations, Outstanding Letters of Credit Exposure or Senior Notes held by an Insolvent Entity shall be disregarded.
(ii)    If the Collateral Agent shall resign or be removed, the Required Senior Lenders shall have the right to select a replacement Collateral Agent by notice to the Collateral Agent and the other Senior Lenders.
(iii)    Upon any replacement of the Collateral Agent, the Collateral Agent shall assign all of the liens upon and security interests in all Collateral under this Agreement and the Collateral Documents, and all right, title and interest of the Collateral Agent under this Agreement and all the Collateral Documents, to the replacement Collateral Agent, without recourse to the Collateral Agent or any Senior Lender and at the expense of the Borrower.
(iv)    No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided herein and shall have assumed in writing the obligations of the Collateral Agent hereunder and under the Collateral Documents. In the event that a replacement Collateral Agent shall not have been selected as provided herein or shall not have assumed such obligations within 90 days after the resignation or removal of the Collateral Agent, then the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a replacement Collateral Agent.
(v)    Any replacement Collateral Agent shall be a bank, trust company, or insurance company having capital, surplus and undivided profits of at least $5,000,000,000.
(i)    Indemnification of Collateral Agent. The Loan Parties, by their consent hereto, hereby jointly and severally agree to indemnify and hold the Collateral Agent, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and attorneys’ fees and disbursements) which may be incurred by or asserted against the Collateral Agent or any such officers, directors, employees and agents by reason of its status as agent hereunder or which pertain, whether directly or indirectly, to this Agreement, to the Collateral Documents or to any action or failure to act of the Collateral Agent as agent hereunder or thereunder, except to the extent any such action or failure to act by the Collateral Agent or any such other indemnitee is determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct. The obligations of the Loan Parties under this Section 2(i) shall survive the payment in full of the Senior Indebtedness and the termination of this Agreement.
(j)    Liability of Collateral Agent. In absence of gross negligence or willful misconduct on the part of the Collateral Agent or any of its officers, directors, employees or agents, the Collateral Agent will not be liable to the Bank Agent or any Senior Lender for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents. To the extent not paid by the Loan Parties, each Senior Lender hereby severally, and not jointly, agrees to indemnify and hold the Collateral Agent and each of its officers, directors, employees and agents (collectively, “Indemnitees”) harmless from and against any and all liabilities, costs, claims, damages, penalties, losses and actions of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Indemnitee) incurred by or asserted against any Indemnitee arising out of or in relation to this Agreement or the Collateral Documents or its status as agent hereunder or any action taken or omitted to be taken by any Indemnitee pursuant to and in accordance with any of the Collateral Documents and this Agreement, except to the extent arising from the gross negligence or willful misconduct of the Collateral Agent or any of its officers, directors, employees or agents, with each Senior Lender being liable only for its Pro Rata Expenses Share, as of the date of the occurrence of the event giving rise to the claim for which indemnity is sought, of any such indemnification liability. The obligations of the Senior Lenders under this Section 2(j) shall survive the payment in full of the Senior Indebtedness and the termination of this Agreement.
(k)    No Reliance on Collateral Agent. Neither the Collateral Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent or any such officer, director, employee or agent be liable to the Bank Agent or any Senior Lender or responsible for (i) any warranties or recitals made by any Loan Party in the Collateral Documents or any other agreement, certificate, instrument or document executed by any Loan Party in connection therewith, (ii) the due or proper execution or authorization of this Agreement or any Collateral Documents by any party other than the Collateral Agent, or the effectiveness, enforceability, validity, genuineness or collectibility as against any Loan Party of any Collateral Document or any other agreement, certificate, instrument or document executed by any of the Loan Parties in connection therewith, (iii) the present or future solvency or financial worth of any Loan Party, or (iv) the value, condition, existence or ownership of any of the Collateral or the perfection of any lien upon or security interest in the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral. Except as may be required by Section 2(b) hereof, the Collateral Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by any Loan Party of, any of the covenants, agreements or obligations of any Loan Party under any Collateral Document, or (B) undertake any other actions (other than actions expressly required to be taken by it under this Agreement). Nothing in any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations, duties or responsibilities except as set forth in this Agreement and therein. The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any Person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such Person. The Collateral Agent shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of the Credit Agreement or the Note Agreement. Except upon the direction of the Required Senior Lenders or the Supermajority Lenders pursuant to Section 2(b) of this Agreement, the Collateral Agent will not be required to inspect the properties or books and records of any Loan Party for any purpose, including to determine compliance by the Loan Parties with their respective covenants respecting the perfection of security interests.
(l)    Limited Agency. The Collateral Agent, the Bank Agent and the Senior Lenders agree that it is the intent of the Bank Agent and the Senior Lenders to limit the scope of the powers of the Collateral Agent to the specific powers delegated hereunder, together with such powers as are reasonably incidental thereto, and the Collateral Agent does not and shall not have any right or authority to bind the Bank Agent or any Senior Lender in any other manner or thing whatsoever.
3.    Lien Priorities. The parties hereto expressly agree that the security interests and liens granted to the Collateral Agent shall secure the Senior Indebtedness on a pari passu basis for the benefit of the Bank Agent, the Collateral Agent and the Senior Lenders and that, notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of any of the Bank Agent, the Collateral Agent or any Senior Lender upon or in any of the Collateral to secure any Senior Indebtedness, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral, such security interests and liens shall be first and prior security interests and liens in favor of the Collateral Agent to secure the Senior Indebtedness on a pari passu basis for the benefit of the Bank Agent, the Collateral Agent and the Senior Lenders.
4.    Certain Notices. The Collateral Agent, the Bank Agent and each Senior Lender agrees to use its best efforts to give to the others (a) copies of any notice of the occurrence or existence of an Event of Default sent to any Loan Party, simultaneously with the sending of such notice to such Loan Party, (b) notice of the occurrence or existence of an Event of Default of which such party has knowledge, promptly after obtaining knowledge thereof, (c) notice of the refusal of any Bank to make any Revolving Loan or any Term Loan or issue any Letter of Credit, promptly after such refusal, and (d) notice of an Enforcement by such party, prior to commencing such Enforcement, but the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default given to a Loan Party or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party. The Collateral Agent agrees to deliver to each Senior Lender a copy of each notice or other communication received by it under any Collateral Document as soon as practicable after receipt thereof.
5.    Distribution of Proceeds of Collateral After Enforcement.
(a)    On and after the occurrence of a Sharing Event (unless, in the case of a Sharing Event arising from a Specified Event of Default, the relevant Event of Default has been waived pursuant to the terms of the Credit Agreement and the Required Holders have consented to such waiver (in the case of a Specified Event of Default arising under the Bank Credit Agreement) or has been waived pursuant to the terms of the Note Agreement and the Required Lenders have consented to such waiver (in the case of a Specified Event of Default arising under a Note Agreement), all proceeds of Collateral held or received by the Collateral Agent, the Bank Agent or any Senior Lender (including, without limitation, any amount of any balances held by the Collateral Agent, the Bank Agent or any Senior Lender for the account of any Loan Party or any other property held or owing by it to or for the credit or for the account of any Loan Party setoff or appropriated by it, but excluding, except as otherwise provided in paragraph (b) of this Section 5, amounts on deposit in the Special Cash Collateral Account provided for in such paragraph (b)) and any other payments received, directly or indirectly, by the Collateral Agent, the Bank Agent or any Senior Lender on or with respect to any Senior Indebtedness (including, without limitation, any payment under any Guaranty Agreement, any payment in an insolvency or reorganization proceeding and the proceeds from any sale of any Senior Indebtedness or any interest therein to any Loan Party or any affiliate of any Loan Party) shall be delivered to the Collateral Agent and distributed as follows:

(i)    First, to the Collateral Agent in the amount of any unpaid Collateral Agent Obligations;
(ii)    Next, to the extent proceeds remain, to the Senior Lenders in the amount of any unreimbursed amounts paid by the Senior Lenders to any Indemnitee pursuant to Section 2(j) hereof, pro rata in proportion to the respective unreimbursed amounts thereof paid by each Senior Lender;
(iii)    Next, to the extent proceeds remain, to the Senior Lenders in the amount of any Senior Indebtedness consisting of accrued and unpaid costs, expenses or indemnities owed to any Senior Lender or Senior Lenders under the Credit Agreement or the Note Agreement, pro rata in proportion to the respective unreimbursed amounts thereof owed to each Senior Lender; and
(iv)    Next, to the extent proceeds remain, to the Senior Lenders in the amount of any other unpaid Senior Indebtedness, pro rata in proportion to the respective amounts thereof owed to each Senior Lender (and, for this purpose, Letter of Credit Collateral Obligations shall be considered to have been paid to the extent of any amount then on deposit in the Special Cash Collateral Account provided for in paragraph (b) of this Section 5).
Notwithstanding the foregoing, with respect to any collections or payments received by any Senior Lender on or after the occurrence of a Sharing Event but prior to the date of the occurrence of an Enforcement, (1) such collections and payments shall be subject to the distribution provisions of clauses (i) through (iv), above, only to the extent that the principal amount of the Senior Indebtedness owed to such Senior Lender on the date of such Enforcement is less than the principal amount of the Senior Indebtedness owed to such Senior Lender on the date of such Sharing Event, and (2) the amount of any such collections and payments subject to the distribution provisions of clauses (i) through (iv) above in accordance with the foregoing clause (1) shall not be so distributed until the date of the occurrence of such Enforcement. For the purposes of the preceding sentence, any collection or payment received by the Bank Agent on behalf of the Banks shall be considered to have been received by the Banks, and applied to pay the Senior Indebtedness owed to the Banks to which such payment or collection relates, whether or not distributed by the Bank Agent to the Banks.
After the Senior Indebtedness has been finally paid in full in cash and all Commitments have been terminated, the balance of proceeds of the Collateral, if any, shall be paid to the Loan Parties, as applicable, or as otherwise required by law.
(b)    Any payment pursuant to clause (a)(iv) above with respect to Letter of Credit Collateral Obligations shall be paid to the Collateral Agent for deposit in an account (the “Special Cash Collateral Account”) to be held as Collateral for the Senior Indebtedness and disposed of as provided herein. On each date after the occurrence of an Enforcement on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute to the Bank Agent from the Special Cash Collateral Account for application to the payment of the reimbursement obligation due to the issuer of such Letter of Credit an amount equal to the product of (i) the amount then on deposit in the Special Cash Collateral Account, and (ii) a fraction, the numerator of which is the amount of such draw and the denominator of which is the amount of the Outstanding Letters of Credit Exposure immediately prior to such draw. On each date after the occurrence of an Enforcement on which a reduction in the Outstanding Letters of Credit Exposure occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Special Cash Collateral Account an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account and (2) a fraction the numerator of which is the amount of such reduction and the denominator of which is the amount of the Outstanding Letters of Credit Exposure immediately prior to such reduction, which amount shall be distributed as provided in clause (a)(iv), above. At such time as the amount of the Outstanding Letters of Credit Exposure is reduced to zero, any amount remaining in the Special Cash Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in clause (a)(iv), above.
(c)    Each Loan Party, by its acknowledgment hereto, agrees that in the event any payment is made with respect to any Senior Indebtedness that is delivered to the Collateral Agent pursuant to this Section 5, (i) the Senior Indebtedness discharged by such payment shall be the amount or amounts of the Senior Indebtedness with respect to which such payment is distributed pursuant to this Section 5 notwithstanding that the payment may have initially been made by a Loan Party with respect to other Senior Indebtedness, and (ii) such payment shall be deemed to reduce the Senior Indebtedness of any Senior Lenders receiving any distributions from such payment under Section 5(a) or (b) in the amount of such distributions and shall be deemed to restore and reinstate the Senior Indebtedness of any Senior Lender making any such payment under Section 5(a) in the amount of such payment; provided that if for any reason such restoration and reinstatement shall not be binding against any Loan Party, the Senior Lenders agree to take actions as shall have the effect as placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Loan Parties.
6.    Reserved.
7.    Reserved.
8.    Certain Credit Extensions and Amendments to Agreements by the Senior Lenders; Actions Related to Collateral and Guaranty Agreements; Other Liens and Security Interests.
(a)    The Bank Agent and each Bank agrees that, without the consent in writing of the Required Holders, it will not (i) except for the Guaranty Agreements, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness, or (ii) from and after the institution of any Bankruptcy Proceeding involving any Loan Party, as respects the Collateral enter into any agreement with such Loan Party with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection. Each Noteholder agrees that, without the consent in writing of the Required Lenders, it will not (i) except for the Guaranty Agreements, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness, or (ii) from and after the institution of any Bankruptcy Proceeding involving any Loan Party, as respects the Collateral enter into any agreement with such Loan Party with respect to post-petition usage of cash collateral, post-petition financing arrangements or adequate protection.
(b)    Each of the Bank Agent and each Senior Lender agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse thereto and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default or an acceleration of the maturities of the Senior Indebtedness, except that, upon the direction of the Required Senior Lenders or the Supermajority Lenders as set forth in Section 2(b) above, the Bank Agent and any Senior Lender may setoff any amount of any balances held by it for the account of any Loan Party or any other property held or owing by it to or for the credit or for the account of any Loan Party, provided that the amount set off is delivered to the Collateral Agent for application pursuant to Section 5 hereof. Without such direction, neither the Bank Agent nor any Senior Lender shall setoff any such amount. For the purposes of perfection any setoff rights which may be available under applicable law, any balances held by the Collateral Agent, the Bank Agent or any Senior Lender for the account of any Loan Party or any other property held or owing by the Collateral Agent, the Bank Agent or any Senior Lender to or for the credit or account of any Loan Party shall be deemed to be held as agent for all Senior Lenders.
(c)    Neither the Collateral Agent, the Bank Agent nor any Senior Lender shall take or receive a security interest in or lien upon any of the property or assets of any Loan Party as security for the payment of any indebtedness of any Loan Party other than the Senior Indebtedness, nor shall the Collateral Agent, the Bank Agent nor any Senior Lender take or receive a security interest in or a lien upon any of the property or assets of any Loan Party as security for the payment of any Senior Indebtedness other than liens and security interests granted to the Collateral Agent in the Collateral pursuant to the Collateral Documents and other than any judgment lien on any assets of the Loan Parties other than the Collateral as contemplated by Section 8(d) and, if any such security interest or lien is granted in violation of this paragraph (c), the grantee of such security interest or lien agrees that such security interest or lien shall be deemed to have been granted to the Collateral Agent for the benefit of the Collateral Agent, the Bank Agent and the Senior Lenders. The existence of a common law lien and setoff rights on deposit accounts shall not be prohibited by the provisions of this paragraph (c); provided that any realization on such lien or set off rights and the application of the proceeds thereof shall be subject to the provisions of this Agreement.

(d)    Nothing contained in this Agreement shall (i) prevent any Senior Lender from imposing a default rate of interest in accordance with the Credit Agreement or the Note Agreement or any Senior Notes, as applicable, or prevent a Senior Lender from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents as directed by the Required Senior Lenders or the Supermajority Lenders as set forth in 2(b) above, which shall be governed by the provisions of this Agreement, (ii) affect or impair the right any Senior Lender may have under the terms and conditions governing the Senior Indebtedness to accelerate and demand repayment of such Senior Indebtedness or (iii) prevent any Senior Lender from agreeing to new or modified covenants and other terms under, or otherwise amending, the Note Agreement, the Senior Notes, the Credit Agreement, the Revolving Notes or the Term Notes (including for the avoidance of doubt, entering in to any amendments, agreements or instruments that relate to the Additional Bank Obligations). Subject only to the express limitations set forth in this Agreement, each Senior Lender retains the right to freely exercise its rights and remedies as a general creditor of the Loan Parties in accordance with applicable law and agreements with the Loan Parties, including without limitation the right to file a lawsuit and obtain a judgment therein against the Loan Parties and to enforce such judgment against any assets of the Loan Parties other than the Collateral, provided that the application of the proceeds thereof shall be subject to the provisions of this Agreement. Nothing contained in this Agreement shall be construed as an amendment of, or a waiver of a consent to the departure by any Loan Party from, any provision of the Credit Agreement or the Note Agreement.
(e)    Subject to the provisions set forth in this Agreement, each Senior Lender and its affiliates may (without having to account therefor to any Senior Lender) own, sell, acquire and hold equity and debt securities of the Loan Parties and lend money to and generally engage in any kind of business with the Loan Parties (as if, in the case of KeyBank National Association, it was not acting as Collateral Agent), and, subject to the provisions of this Agreement, the Senior Lenders and their affiliates may accept dividends, interest, principal payments, fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to the other Senior Lenders, provided that any such amounts which constitute Senior Indebtedness are provided for in the Credit Agreement or the Note Agreement.
9.    Accounting; Adjustments.
(a)    The Collateral Agent, the Bank Agent and each Senior Lender agrees to render an accounting to any of the others of the amounts of the outstanding Senior Indebtedness, receipts of payments from the Loan Parties or from the Collateral and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request, giving effect to the application of payments and the proceeds of Collateral as provided in this Agreement.
(b)    Each party hereto agrees that (i) to the extent any amount distributed to it hereunder is in excess of the amount due to be distributed to it hereunder, it shall pay to the other parties hereto such amounts so that, after giving effect to such payments, the amounts received by all parties hereto are equal to the amounts to be paid to them hereunder, and (ii) in the event any payment made to any party hereto is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then each of the other parties hereto shall pay to such party such amounts so that, after giving effect to the payments hereunder by all such other parties, the amounts received by all parties are not in excess of the amounts to be paid to them hereunder as though any payment so invalidated, declared to be fraudulent or preferential, set aside or required to be repaid had not been made.
10.    Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by electronic mail, telecopy or other similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed. Any party giving notice to any other party hereunder shall also give copies of such notice to all other parties.
11.    Contesting Liens or Security Interests; No Partitioning or Marshalling of Collateral; Contesting Senior Indebtedness.
(a)    Neither the Bank Agent, the Collateral Agent nor any Senior Lender shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have put aside any lien or security interest granted to the Collateral Agent as contemplated hereby, and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests. Each party and, by its consent hereto, each Loan Party, shall also use its best efforts to notify the other parties of any change in the location of any of the Collateral or the business operations of any Loan Party or of any change in law which would make it necessary or advisable to file additional financing statements in another location as against any Loan Party with respect to the liens and security interests intended to be created by the Collateral Documents, but the failure of any party (other than any Loan Party) to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other party hereto and any third party.
(b)    Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, neither the Bank Agent nor any Senior Lender shall have the right to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Senior Indebtedness by the Collateral Agent, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, and each of the Bank Agent and each Senior Lender hereby waives any such right. The Collateral Agent, the Bank Agent and each Senior Lender hereby waive any and all rights to have the Collateral, or any part thereof, marshalled upon any foreclosure of any of the liens or security interests securing the Senior Indebtedness.
(c)    Neither the Bank Agent, the Collateral Agent nor any Senior Lender shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Senior Indebtedness. In the event any Senior Indebtedness is invalidated, avoided, declared fraudulent or set aside for the benefit of any Loan Party, the Bank Agent, the Collateral Agent and the Senior Lenders agree that such Senior Indebtedness shall nevertheless be considered to be outstanding for all purposes of this Agreement.
12.    No Additional Rights for Loan Parties Hereunder; Senior Indebtedness Held By Borrower and its Affiliates; Credit Bidding. Each Loan Party, by its consent hereto, acknowledges that it shall have no rights under this Agreement. If the Collateral Agent, the Bank Agent or any Senior Lender shall violate the terms of this Agreement, each Loan Party agrees, by its consent hereto, that it shall not use such violation as a defense to any enforcement by any such party against such Loan Party nor assert such violation as a counterclaim or basis for setoff or recoupment against any such party. Each of the parties hereto and, by its consent hereto, each Loan Party agrees, that any Senior Indebtedness that may at any time be held by any Loan Party or any Affiliate of any Loan Party shall not be considered to be outstanding for any purpose under this Agreement, such Loan Party or Affiliate shall not be a “Senior Lender”, “Bank” or “Noteholder” under this Agreement and such Loan Party or Affiliate shall not be entitled to the benefit of any provision of this Agreement. Each Loan Party further agrees that it will not object to, contest or oppose (or cause any other Person to object to, contest or oppose or support any other Person in objecting to, contesting or opposing) in any manner any “credit bid” by the Collateral Agent, the Bank Agent or any Senior Lender of any of all the Senior Indebtedness in any sale of assets of any Loan Party pursuant to Section 363 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), a plan of reorganization under the Bankruptcy Code or otherwise under any other provision of the Bankruptcy Code or in a similar process in any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law.
13.    Bankruptcy Proceedings. Nothing contained herein shall limit or restrict the independent right of the Bank Agent or any Senior Lender to initiate an action or actions in any Bankruptcy Proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of

Collateral and post-petition financing arrangements. The Collateral Agent is not entitled to initiate such actions on behalf of the Bank Agent or any Senior Lender or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of the Bank Agent or any Senior Lender. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, any determination of adequate protection with respect to the Senior Indebtedness or the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Senior Lenders. This Agreement shall survive the commencement of any such Bankruptcy Proceeding.
14.    Independent Credit Investigation. None of the Collateral Agent, the Bank Agent or any Senior Lender, nor any of its respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of any Loan Party or the ability of any Loan Party to repay any of the Senior Indebtedness, or for the value, sufficiency, existence or ownership of any of the Collateral, or for the perfection or vesting of any lien or security interest, or for the statements of any Loan Party, oral or written, or for the validity, sufficiency or enforceability of any of the Senior Indebtedness, the Credit Agreement, the Note Agreement, the Guaranty Agreements, any Collateral Document, any document or agreement executed or delivered in connection with or pursuant to any of the foregoing, or for the liens or security interests granted by the Loan Parties to the Collateral Agent in connection therewith. Each of the Collateral Agent, the Bank Agent and each Senior Lender has entered into its respective financial agreements with the Loan Parties based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.
15.    Supervision of Obligations. Except to the extent otherwise expressly provided herein, each of the Bank Agent and each Senior Lender shall be entitled to manage and supervise the obligations of the Loan Parties to it in accordance with applicable law and the Bank Agent’s or such Senior Lender’s practices in effect from time to time without regard to the existence of any other Senior Lender.
16.    Turnover of Collateral. If the Bank Agent or any Senior Lender acquires custody, control or possession of any Collateral or any proceeds thereof other than pursuant to the terms of this Agreement, the Bank Agent or such Senior Lender, as the case may be, shall promptly cause such Collateral or the proceeds thereof to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition and distribution in accordance with the provisions of Section 5 of this Agreement. Until such time as the Bank Agent or such Senior Lender, as the case may be, shall have complied with the provisions of the immediately preceding sentence, the Bank Agent or such Senior Lender, as the case may be, shall be deemed to hold such Collateral and the proceeds thereof in trust for the parties entitled thereto under this Agreement.
17.    Options to Purchase.
(a)    After the occurrence of an Event of Default, each Bank shall have the option to purchase all (but not less than all) of the outstanding Senior Indebtedness owed to the Noteholders at a purchase price equal to 100% of the amount thereof on the date of purchase (including all interest thereon and any Excess Leverage Fee to the date of purchase), plus an amount equal to the Make-Whole Amount which would be payable under the Note Agreement if the Senior Notes were prepaid pursuant to paragraph 8.2 of the Note Agreement on such date of purchase.
(b)    After the occurrence of an Event of Default, each Noteholder shall have the option to purchase all (but not less than all) of the outstanding Senior Indebtedness owed to the Banks at a purchase price equal to 100% of the amount thereof on the date of purchase (including all interest and LIBOR breakage costs thereon to the date of purchase).
(c)    Any Senior Lender desiring to exercise its option to purchase under this Section 17 may do so by giving notice to the Senior Lenders whose Senior Indebtedness is to be purchased. The closing of the purchase and sale shall take place on the fifth business day after such notice is given. At the closing the buyer will pay the sellers the purchase price of the Senior Indebtedness being purchased except that, as respects the purchase in Outstanding Letters of Credit Exposure, the purchase shall be a risk participation therein payable at the same time as the related Letter of Credit is drawn. Payment of such purchase price shall be made in the same manner as specified in the Credit

Agreement for payments upon the Revolving Loans or in the Note Agreement for payments on the Senior Notes, as the case may be. Any notice of exercise of any such option to purchase shall be irrevocable. In the event more than one notice of exercise of an option to purchase under this Section 17 is given, only the notice first given shall be effective and the other notices given shall be ineffective.
18.    Amendment. This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Collateral Agent, the Bank Agent and the Required Holders.
19.    Bank Agent Authorized to Act for Banks. The Bank Agent represents and warrants to the other parties hereto that it is authorized pursuant to the Credit Agreement to execute this Agreement on behalf of itself and each other Bank and the execution, delivery and performance by the Bank Agent of this Agreement will result in a valid and legally binding obligation of each Bank enforceable in accordance with its terms.
20.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereof, including subsequent holders of the Senior Indebtedness and Persons subsequently becoming parties to the Credit Agreement as a “Bank” thereunder or becoming parties to the Note Agreement as a “holder of a Note” thereunder, provided that (a) neither the Collateral Agent, the Bank Agent nor any Senior Lender shall assign or transfer any interest in any Senior Indebtedness or permit such Person to become such a party to the Credit Agreement or to become a party to the Note Agreement unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or Person (i) executes and delivers to the Collateral Agent, the Bank Agent and each other Senior Lender an Assumption Agreement in the form of Exhibit A hereto under which such transferee, assignee or Person assumes the obligations of the transferor or assignor or the obligations of a “Bank” or a “Noteholder,” as the case may be, hereunder from and after the time of such transfer or assignment or the time such Person becomes a party to the Credit Agreement or the Note Agreement, as the case may be, or (ii) otherwise confirms in any assignment and assumption or other document evidencing such assignment or transfer that it is bound by the terms and conditions of this Agreement, and (b) the appointment of any replacement Collateral Agent shall be subject to the provisions of Section 2(h) hereof.
21.    Limitation Relative to Other Agreements. Nothing contained in this Agreement is intended to impair (a) as between the Noteholders and the Loan Parties, the rights of the Noteholders and the obligations of the Loan Parties under the Note Agreement and the Senior Notes, or (b) as between the Banks and the Loan Parties, the rights of the Banks and the obligations of the Loan Parties under the Credit Agreement or the Revolving Notes.
22.    Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
23.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.
KeyBank National Association, in its individual capacity, as Bank Agent and as Collateral Agent
By:    __________________________________
Title:

Address for notices:

__________________________________

__________________________________

Attn:
Facsimile:

By:    __________________________________
Title:

Address for notices:

__________________________________

__________________________________

Attn:
Facsimile:

[Initial Noteholders/Variation]
By:    __________________________________
__________________________________
Title:

Address for notices:

__________________________________
__________________________________
__________________________________

EXHIBIT A
FORM OF ASSUMPTION AGREEMENT
Assumption Agreement
Reference is made to the Intercreditor and Collateral Agency Agreement, dated _________ __, 20__ by and among KeyBank National Association in its capacity as Bank Agent, and Collateral Agent and the Noteholders party thereto (the “Intercreditor Agreement”). Terms used in this Assumption Agreement and not otherwise defined herein shall have the meanings given in the Intercreditor Agreement.
The undersigned hereby advises the Collateral Agent, the Bank Agent and the other Senior Lenders that as of the date set forth below the undersigned [is the assignee or transferee of [describe Senior Indebtedness assigned or transferred] from [name of assigning or transferring Senior Lender]] [became a party to the Credit Agreement as “Bank” thereunder] [[became a party to the Note Agreement as a “holder” thereunder]] and, pursuant to the provisions of Section 20 of the Intercreditor Agreement, the undersigned hereby assumes the obligations of [[name of assigning or transferring Senior Lender] with respect to [describe Senior Indebtedness assigned or transferred]] [a Bank] [[a Noteholder]] under the Intercreditor Agreement from and after the date hereof.
Please be advised that for the purposes of Section 10 of the Intercreditor Agreement the address for notices to the undersigned is as follows:
Name:    __________________________________
Address: __________________________________

Attention: __________________________________
Facsimile: __________________________________

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed as of _________, _____.
By:    __________________________________
Title:

ACKNOWLEDGMENT OF AND CONSENT AND AGREEMENT
TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
The undersigned, the Loan Parties described in the Intercreditor and Collateral Agency Agreement, dated as of ________ __, 20__, among the Collateral Agent, the Bank Agent and the Senior Lenders (as defined therein), acknowledge and, to the extent required, consent to the terms and conditions thereof. The undersigned Loan Parties do hereby further acknowledge and agree to their joint and several agreements under Sections 2(i), 5(c) and 12 of the Intercreditor and Collateral Agency Agreement and acknowledge and agree that no Loan Party is a third-party beneficiary of, or has any rights under, the Intercreditor and Collateral Agency Agreement. The undersigned hereby further agree that any proceeds or any payment made by any Loan Party to any Senior Lender which is required to be delivered to the Collateral Agent and distributed in accordance with the provisions of Section 5(a) of the Intercreditor and Collateral Agency Agreement shall be deemed to have been delivered by the Loan Parties to pay the Senior Indebtedness in the amounts in which any such proceeds or payments are allocated under such Section 5(a) notwithstanding the amount initially paid to or received by any particular Senior Lender or Lender which such Senior Lender or Lender delivered to the Collateral Agent.
This Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one of the same instrument. In proving this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart of this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement.
IN WITNESS WHEREOF, the parties below have caused this Acknowledgment of and Consent and Agreement to Intercreditor and Collateral Agency Agreement to be executed by their respective duly authorized officers as of ______________, 20__.
EPR Properties
By:    __________________________________
    Title: